The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-147403

SUBJECT TO COMPLETION, DATED OCTOBER 5, 2009

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 14, 2008)

[            ] Shares of Common Stock

Warrants to Purchase [            ] Shares of Common Stock

We are offering up to [            ] shares of our common stock and warrants to purchase up to [            ] shares of our common stock in this offering (and the shares of common stock issuable from time to time upon exercise of these warrants). The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.[        ] of a share of common stock at an exercise price of $[            ] per share of common stock. Each unit will be sold at a public offering price of $[            ] per unit. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately.

Our common stock is listed on the NASDAQ Global Market under the symbol “VRNMD” until October 7, 2009, at which time our common stock will revert to trading under the symbol “VRNM.” The last reported sale price of our common stock on October 5, 2009 was $6.60 per share.

Investing in our common stock involves significant risks that are described in the “Risk Factors” section beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

We estimate the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $[            ].

We anticipate that delivery of the shares will be made on or about October     , 2009.

LAZARD CAPITAL MARKETS

The date of this prospectus is October     , 2009

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of our common stock offering. The second part is the accompanying prospectus, which provides more general information. This prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or documents to which we otherwise refer you. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If there is any inconsistency between the information in this prospectus supplement or any free writing prospectus we may authorize to be delivered to you, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement or such free writing prospectus, as the case may be. Before purchasing our common stock, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information about us described under “Where You Can Find More Information” and “Information Incorporated by Reference” in the accompanying prospectus.

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the cover page hereof or thereof, as applicable, and that any information we have incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

For investors outside the United States: Neither we nor the underwriter has done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus.

S-i

S-ii

SUMMARY

This summary highlights selected information about us and this offering. This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in shares of our common stock that we describe under “Risk Factors,” and our consolidated financial statements and the related notes and the other information included in the documents that are incorporated herein by reference, before deciding to invest in shares of our common stock. Unless the context requires otherwise, references to “Verenium,” “we,” “our” and “us” in this prospectus supplement refer to Verenium Corporation and our subsidiaries.

VERENIUM CORPORATION

General

We were incorporated in Delaware in December 1992 under the name Industrial Genome Sciences, Inc. In August 1997, we changed our name to Diversa Corporation. On June 20, 2007, we completed a merger transaction with Celunol Corp. The combined company was renamed Verenium Corporation. We possess a portfolio of specialty enzyme products and are developing technical and operational capabilities designed to enable the production of low-cost, biomass-derived sugars for a number of major industrial applications, including the commercialization of advanced biofuels. In connection with the corporate name change, we also changed our NASDAQ ticker symbol from “DVSA” to “VRNM” and began trading under the new ticker symbol effective June 21, 2007. Following a twelve-for-one reverse stock split effected on September 9, 2009, our NASDAQ ticker symbol was changed to “VRNMD” to reflect the change, and will revert to “VRNM” on October 7, 2009.

Overview

We operate in two business segments, biofuels and specialty enzymes. Our biofuels business segment operates through our wholly-owned subsidiary, Verenium Biofuels Corporation, and through our jointly-owned subsidiaries with BP Biofuels North America LLC, or BP, and is focused on developing unique technical and operational capabilities designed to enable the production and commercialization of biofuels, in particular ethanol produced from cellulosic biomass. We believe the most significant commercial opportunity for our biofuels business segment will be derived from the large-scale commercial production of cellulosic ethanol derived from multiple biomass feedstocks, with our initial focus on energy canes and grasses. Our specialty enzymes segment develops high-performance enzymes for use within the alternative fuels, specialty industrial processes, and animal nutrition and health markets to enable higher throughput, lower costs, and improved environmental outcomes. We believe the most significant commercial opportunity for our specialty enzymes business segment will be derived from continued sales, and gross product margins from our existing portfolio of enzyme products.

Our biofuels and specialty enzymes businesses are both supported by a research and development team with expertise in gene discovery and optimization, cell engineering, bioprocess development, biochemistry and microbiology. Over the past 16 years, our research and development team has developed a proprietary technology platform that has enabled us to apply advancements in science to discovering and developing unique solutions in complex industrial or commercial applications. We have dedicated substantial resources to the development of our proprietary technologies, which include capabilities for sample collection from the world’s microbial populations, generation of DNA libraries, screening of these libraries using ultra high-throughput methods capable of analyzing more than one billion genes per day, and optimization based on our gene evolution technologies. We have continued to shift more of our resources from technology development to commercialization efforts for our existing and future technologies and products. While our technologies have the potential to serve many large markets, our primary areas of focus for product development are (i) integrated solutions for the production of advanced biofuels, such as cellulosic ethanol, and (ii) specialty enzymes for alternative fuels, specialty industrial processes, and animal nutrition and health. We have current collaborations and agreements with market leaders, such as BP, Bunge Oils, and Cargill Health and Food Technologies, each of which complement our internal technology and product development efforts.

We expect to continue to invest in these commercialization efforts, primarily in the area of biofuels. We believe this will not only benefit our mission to advance the commercialization of cellulosic ethanol within our biofuels business unit, but will also enable us to create additional enzyme market opportunities that are focused on external applications for the broader biofuels industry.

To advance our efforts to accelerate technology development and commercialization of cellulosic ethanol, we have partnered with BP in two joint ventures. The first joint venture commenced in August 2008, and is focused on the further development and validation of our first-generation cellulosic ethanol technology, which will be deployed in our first commercial facility. The second joint venture commenced in February 2009, and will serve as the commercial entity for the deployment of cellulosic ethanol technology being developed and proven under the first joint venture. We recently announced plans to build our first 36 million gallons-per-year (MGY) commercial cellulosic ethanol plant in Highlands County, Florida. We, with BP, expect to break ground on this plant in 2010, and to begin producing cellulosic ethanol from this facility in 2012. The primary focus of our second joint venture with BP is to progress the development of this facility, as well as the development of a second potential commercial site on the Gulf Coast which was contributed to the joint venture, and to create future opportunities for leveraging cellulosic ethanol technologies.

We have a substantial intellectual property estate comprising more than 250 issued patents and more than 350 pending patents. We believe that we can leverage our intellectual property estate to enhance and improve our technology development and commercialization efforts across both business units while maintaining protection on key intellectual property assets.

For a more complete description of our business, please see our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2008, filed with the SEC on March 16, 2009 and April 30, 2009.

Recent Developments

As described in our Current Report on Form 8-K filed with the SEC on July 1, 2009, on that date we entered into convertible note amendment agreements with certain holders of our 8% Senior Convertible Notes due April 1, 2012 which were initially issued in February of 2008 (which we call the 2008 Notes), pursuant to which certain terms of all of the outstanding 2008 Notes were modified, as described more fully in the Current Report on Form 8-K.

At our annual meeting of stockholders held on September 1, 2009, our stockholders approved a stock option exchange program described in our proxy statement for the annual meeting. We may commence the option exchange at any time within 12 months following stockholder approval. If we do not commence the option exchange within 12 months following stockholder approval, we will not conduct the option exchange without again seeking stockholder approval.

As described in our Current Report on Form 8-K filed with the SEC on September 9, 2009, on that date we effected a twelve-for-one reverse stock split of our common stock. As a result of the reverse stock split, each twelve shares of our common stock that were issued and outstanding or held in treasury were automatically combined into one share, subject to the elimination of fractional shares. Unless otherwise indicated herein, all share prices and numbers used in this prospectus supplement reflect the reverse stock split. The share prices and numbers set forth in the base prospectus have not been so adjusted.

As disclosed in our Current Reports on Form 8-K filed with the SEC on August 28, 2009, September 4, 2009 and September 25, 2009, pursuant to privately negotiated exchange agreements which we have entered into with certain holders of our 5.5% Convertible Senior Notes due 2027 which were initially issued in 2007 (which we refer to as the 2007 Notes), we have exchanged approximately $30.5 million in aggregate principal amount of the 2007 Notes for approximately $13.7 million in aggregate principal amount of our new 9% Convertible Senior Secured Notes due 2027 (which we refer to as the 2009 Notes). The 2009 Notes were issued pursuant to an indenture dated September 1, 2009, by and between Verenium and Wells Fargo Bank, National Association, as trustee, filed with our Current Report on Form 8-K filed with the SEC on September 4, 2009, as supplemented by a First Supplemental Indenture dated September 25, 2009, which we intend to file with our next quarterly report on Form 10-Q.

Corporate Information

Our headquarters are located at 55 Cambridge Parkway, Cambridge, MA 02142. Our telephone number is (617) 674-5300 and our website is located at http://www.verenium.com. The information on or accessible through our website is not incorporated by reference into this filing. Our Annual Report on Form 10-K, Quarterly Reports on Forms 10-Q and Current Reports on Forms 8-K and all amendments to such reports are made available free of charge through the Investor Relations section of our website as soon as reasonably practicable after they have been filed with or furnished to the SEC.

Unless the context indicates otherwise, as used in this prospectus supplement and the accompanying prospectus, the terms “Verenium Corporation,” “we,” “us” and “our” refer to Verenium Corporation, a Delaware corporation, and its subsidiaries.

THE OFFERING

Common stock we are offering	[ ] shares

Common stock to be outstanding after this offering	[ ] shares

Warrants we are offering	Warrants to purchase [ ] shares of common stock. The warrants will be exercisable during the period commencing on the date of original issuance and ending five years from the date of such issuance at an exercise price of $[ ] per share of common stock. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes, which may include research and development, capital expenditures, working capital, and general and administrative expenses. We may also use a portion of the net proceeds to fund our first commercial cellulosic ethanol plant under our collaboration with BP. We are continually evaluating, and may pursue, various acquisitions and other strategic opportunities. Currently, however, we have no binding commitment related to any future opportunities. See “Use of Proceeds.”

NASDAQ Global Market symbol	“VRNMD” until October 7, 2009, at which time our common stock will revert to trading under the symbol “VRNM.”

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-6 and the other information included or incorporated by reference herein and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Except as otherwise indicated, the number of shares of common stock to be outstanding immediately after this offering as shown above is based on 9,427,851 shares of common stock outstanding as of September 30, 2009. This number excludes the [            ] shares issuable upon the exercise of the warrants offered hereby and also excludes:

•	708,591 shares of common stock issuable upon the exercise of outstanding stock options as of September 30, 2009, with a weighted average exercise price of $73.61 per share;

•	1,992,624 shares of common stock issuable upon the exercise of outstanding warrants as of September 30, 2009, with a weighted average exercise price of $57.04 per share;

•	251,382 shares of common stock available for future issuance under our various equity incentive plans as of September 30, 2009; and

•

approximately 4,092,938 shares of common stock, in the aggregate, issuable upon the conversion of our 5.5% Convertible Senior Notes due 2027, 8% Senior Convertible Notes due 2012, and 9% Convertible Senior Secured Notes due 2027.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following selected summary consolidated financial data have been derived from our audited historical consolidated financial statements, as adjusted, certain of which are included in our Current Report on Form 8-K filed on September 21, 2009 and incorporated herein by reference. This data should be read in conjunction with our audited consolidated financial statements and related notes, as adjusted, which are included in our Current Report on Form 8-K filed on September 21, 2009, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” also included in our Current Report on Form 8-K filed on September 21, 2009. Historical results are not necessarily indicative of operating results to be expected in the future.

	Year Ended December 31,
	2008	2007	2006	2005	2004
	(in thousands, except per share data)
Statement of Operations Data:
Product revenue	$49,083	$25,975	$15,867	$9,832	$5,412
Collaborative revenue	13,656	17,581	30,014	34,392	41,897
Grant revenue	6,920	2,717	3,317	10,079	10,241

Total revenue	69,659	46,273	49,198	54,303	57,550
Operating expenses:
Cost of product revenue	35,153	19,815	12,914	10,662	3,698
Research and development	63,438	52,296	46,667	68,382	67,231
Selling, general and administrative	44,273	36,016	18,166	17,359	17,781
Restructuring charges	549	1,481	12,026	—	—
Goodwill impairment charge	106,134	—	—	—	—
Acquired in-process research and development	—	42,400	—	—	—
Amortization of acquired intangible assets	—	—	—	2,602	2,598
Asset impairment charges	—	—	—	45,745	—

Total operating expenses	249,547	152,008	89,773	144,750	91,308
Loss from operations	(179,888)	(105,735)	(40,575)	(90,447)	(33,758)
Interest and other income (expense), net	(8,863)	(1,850)	1,304	729	333
Loss on exchange of convertible notes	(3,599)	—	—	—	—
Loss on debt extinguishment	(118)
Gain on net change in fair value of derivative assets and liabilities	3,478	—	—	—	—
Loss attributed to noncontrolling interest in Galaxy Biofuels LLC	12,500	—	—	—	—

Net loss	$(176,490)	$(107,585)	$(39,271)	$(89,718)	$(33,425)

Net loss per share, basic and diluted (1)	$(33.03)	$(23.65)	$(10.14)	$(24.43)	$(9.24)

Weighted average shares outstanding (1)	5,344	4,550	3,872	3,672	3,618
(1) Adjusted for the twelve-for-one reverse stock split of our common stock on September 9, 2009.

	As of December 31,
	2008	2007	2006	2005	2004
	(in thousands)
Balance Sheet Data:
Cash, cash equivalents and short-term investments	$7,458	$57,977	$51,912	$65,428	$98,193
Restricted cash	10,040	—	—	—	—
Working capital (deficit)	(23,765)	35,344	40,440	53,753	82,931
Total assets	153,623	264,779	79,905	98,069	184,056
Long-term debt, less current portion	130,495	121,160	3,724	6,332	8,825
Stockholders’ (deficit) equity	(39,692)	95,215	42,916	64,804	150,946

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors described below, together with the other information included in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, before you decide to invest in our securities. The risks described below are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business. If any of these risks develop into actual events, it could materially and adversely affect our business, financial condition, results of operations and cash flows, the trading price of your shares could decline and you may lose all or part of your investment.

Risks Applicable to Our Business Generally

We will need additional capital in the future. If additional capital is not available, we may have to curtail or cease operations.

We will need to raise more money to continue to fund our business. Our capital requirements will depend on several factors, including:

•

Expenditures and investments to implement our biofuels business strategy, including increased capital expenditures in relation to such strategy, for example, to optimize our demonstration-scale facility, and build our commercial-scale facilities;

•	The level of research and development investment required to maintain our technology leadership position;

•	Our ability to enter into new agreements with collaborative partners or to extend the terms of our existing collaborative agreements, and the terms of any agreement of this type;

•	The success rate of our discovery efforts associated with milestones and royalties;

•	Our ability to successfully commercialize products developed independently and the demand for such products;

•	The timing and willingness of strategic partners and collaborators to commercialize our products that would result in royalties;

•	Costs of recruiting and retaining qualified personnel; and

•	Our possible acquisition or licensing of complementary technologies or acquisition of complementary businesses.

We may seek additional funds through a combination of existing and additional corporate partnerships and collaborations, federal, state and local grant funding and loan guarantees, product sales, selling or financing assets, and the sale of equity or debt securities. In addition, we expect to attempt to raise funds in the non-recourse, project-finance capital markets to finance growth of our project portfolio. Such funds may not be available to us or may be available on terms not satisfactory to us. We currently have applications pending for federal, state and local financial incentives such as grants; however, such funds may not be available to us in adequate amounts, if at all. An inability to raise adequate funds to support the growth of our project portfolio will materially adversely affect our business.

If we cannot raise more money, we will have to implement one or more of the following remedies:

•	reduce our capital expenditures;

•	further scale back our development of new enzyme products;

•	scale back our efforts to commercialize cellulosic ethanol;

•	significantly reduce our workforce;

•	sell some or all of our assets;

•	seek to license to others products or technologies that we otherwise would seek to commercialize ourselves; and/or

•	curtail or cease operations.

We have a history of net losses, we expect to continue to incur net losses, and we may not achieve or maintain profitability.

As of June 30, 2009, we had a working capital deficit of $16.8 million, and an accumulated deficit of approximately $630.2 million. We expect to continue to incur additional losses for the foreseeable future.

Product revenues currently account for the majority of our annual revenues, and we expect that a significant portion of our revenue for 2009 will result from the same source as well as from grant revenue. Future revenue from collaborations is uncertain and will depend upon our ability to maintain our current collaborations, enter into new collaborations and to meet research, development, and commercialization objectives under new and existing agreements, and we have been de-emphasizing collaborations that are not core to our strategic market focus. Over the past two years, our product revenue in absolute dollars and as a percentage of total revenues has increased significantly, and our grant revenue in absolute dollars and as a percentage of total revenues has increased significantly during 2009. Our product and grant revenue may not continue to grow in either absolute dollars or as a percentage of total revenues. If product revenue increases, we would expect sales and marketing expenses to increase in support of increased volume. Additionally, as our business model develops, our general and administrative expenses might increase based on broadening our infrastructure to support continued growth in the business. In addition, the amounts we spend will impact our ability to become profitable and this will depend, in part, on:

•	the progress of our research and development programs for the production of ethanol from various sources of cellulosic biomass;

•	the cost of building, operating and maintaining research and production facilities;

•	the number of production facilities that we ultimately attempt to develop;

•	the time and expense required to prosecute, enforce and/or challenge patent and other intellectual property rights;

•	how competing technological and market developments affect our proposed activities; and

•	the cost of obtaining licenses required to use technology owned by others for proprietary products and otherwise.

We may not achieve any or all of our goals and, thus, we cannot provide assurances that we will ever be profitable on an operating basis or maintain revenues at current levels. If we fail to achieve profitability and maintain or increase revenues, the market price of our common stock will likely decrease.

Even if we generate significant additional revenue in our specialty enzymes business, we do not expect to achieve overall profitability for the foreseeable future, as we make additional investments to implement our vertical integration strategy within biofuels. In order for us to generate revenue, we must not only retain our existing collaborations and/or attract new ones and achieve milestones under them, but we must also develop products or technologies that we or our partners choose to commercialize and that are commercially successful and from which we can derive revenue through sales or royalties. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

We continue to experience losses from operations, and we may not be able to fund our operations and continue as a going concern.

The report of our independent registered public accounting firm for the fiscal year ended December 31, 2008 contains an explanatory paragraph which states that we have incurred recurring losses from operations and, based on our operating plan and existing working capital deficit, this raises substantial doubt about our ability to continue as a going concern. We have an accumulated deficit of $630.2 million and working capital deficit of $16.8 million as of June 30, 2009.

We have used the proceeds received from sales of our 2007 Notes in April 2007 and our 8% Senior Convertible Notes due 2012 (which we call the 2008 Notes) in February 2008 to make enhancements to our pilot facility, to complete construction and commissioning of our demonstration-scale facility in Jennings, Louisiana, to advance development of the site for our first commercial cellulosic ethanol plant, to commercialize our specialty enzymes products, to continue our research and development efforts in both specialty enzymes and biofuels, and for expenses related to the merger with Celunol, all of which have adversely affected, and will continue to adversely affect, our operating results until revenues reach levels at which we can fully support our operating and capital expenditures.

We will require additional capital to fund our operations, including substantial capital to fund the first commercial cellulosic ethanol plant with BP, which we estimate will cost as much as $300 million to complete. We believe that we will be successful in raising or generating additional cash to fund these requirements through a combination of additional corporate partnerships and collaborations, federal, state and local grant funding, selling and financing assets, incremental product sales, and, if necessary and available, the sale of equity or debt securities. There can be no assurance that we will be able to obtain any sources of financing on acceptable terms, or at all. If we are unsuccessful in raising additional capital from any of these sources, we may need to defer, reduce or eliminate certain planned expenditures.

If we are not able to reduce or defer our expenditures, secure additional sources of revenue or otherwise secure additional funding, we may be unable to continue as a going concern, and we may be forced to restructure or significantly curtail our operations, file for bankruptcy or cease operations.

We should be viewed as an early stage company with new and unproven technologies.

You must evaluate our business in light of the uncertainties and complexities affecting an early stage biotechnology company or cellulosic ethanol manufacturing company. Our existing proprietary technologies are new and in the early stage of development for both biofuels and specialty enzymes. We may not be successful in the commercial development of these or any further technologies, products or processes. Successful products and processes require significant development and investment, including testing, to demonstrate their cost- effectiveness prior to regulatory approval and commercialization. To date, we have commercialized 12 of our own products, all in the specialty enzymes area, including our Purifine, Fuelzyme, and Luminase enzymes. In addition, four of our collaborative partners, Invitrogen Corporation, Danisco Animal Nutrition, Givaudan Flavors Corporation, and Syngenta Animal Nutrition (formerly known as Zymetrics, Inc.), have incorporated our technologies or inventions into their own commercial products from which we have generated and/or can generate royalties. We have not yet commercialized any products or processes related to our biofuels segment. Our specialty enzyme products and technologies have only recently begun to generate significant revenues. Because of these uncertainties, our discovery process may not result in the identification of product candidates or biofuels production processes that we or our collaborative partners will successfully commercialize. If we are not able to use our technologies to discover new materials, products, or processes with significant commercial potential, or if we are unable to sell our cellulosic ethanol or an integrated solution for the production of cellulosic ethanol, we will continue to have significant losses in the future due to ongoing expenses for research, development and commercialization efforts and we may be unable to obtain additional funding to fund such efforts.

We may not have adequate funds to pay interest on our 2007 Notes and 2009 Notes, or to purchase the 2007 Notes and 2009 Notes on required purchase dates or upon a fundamental change.

In April 2007, we completed the sale of $120 million of 2007 Notes, the terms of which include provisions whereby on each of April 1, 2012, April 1, 2017 and April 1, 2022, holders of the 2007 Notes may require us to purchase, for cash, all or a portion of their 2007 Notes at 100% of their principal amount, plus any accrued and unpaid interest up to, but excluding, that date. In September 2009, pursuant to privately negotiated exchange agreements with Verenium, certain holders of the 2007 Notes exchanged approximately $30.5 million in aggregate principal amount of 2007 Notes for approximately $13.7 million in aggregate principal amount of our 2009 Notes. As of September 30, 2009, approximately $69 million of the 2007 Notes remains outstanding. If a “fundamental change,” which is defined in the indenture related to the 2007 Notes and in the indenture related to the 2009 Notes, occurs, holders of the 2007 Notes or 2009 Notes may require us to repurchase, for cash, all or a portion of their 2007 Notes or 2009 Notes, as applicable. We may not have sufficient funds to pay the interest, purchase price or repurchase price of the 2007 Notes or 2009 Notes when due. In addition, the terms of any borrowing agreements which we may enter into from time to time may require early repayment of borrowings under circumstances similar to those constituting a “fundamental change.” For example, the holders of the 2008 Notes may require us to redeem the 2008 Notes under such circumstances. Those agreements may also make our repurchase of 2007 Notes or 2009 Notes an event of default under the agreements. If we fail to pay interest on the 2007 Notes or 2009 Notes or to purchase or repurchase the 2007 Notes or 2009 Notes when required, we will be in default under the indenture for the 2007 Notes or the indenture for the 2009 Notes, as applicable, which would also cause an event of default under the 2008 Notes and may also cause an event of default under the terms of other borrowing arrangements that we may enter into from time to time. Any of these events could have a material adverse effect on our business, results of operations and financial condition, up to and including causing us to cease operations altogether.

We may not have adequate funds to pay interest or “make-whole” payments on our 2008 Notes, or to purchase the 2008 Notes at required times.

In February 2008, we completed a private placement of $71 million of 2008 Notes and warrants to purchase our common stock. As of September 30, 2009, approximately $16.2 million of the 2008 Notes remains outstanding. On July 1, 2008, certain terms of all of the outstanding 2008 Notes were modified pursuant to convertible note amendment agreements entered into with certain holders of the 2008 Notes.

We are required to pay interest on the 2008 Notes at the rate of 8% per year, and the 2008 Notes also include a “make-whole” provision whereby, upon any holder’s conversion of the 2008 Notes for common stock, we are obligated to pay such holder an amount equal to the interest foregone over the life of the 2008 Notes based on such conversion, discounted back to the date of conversion using the published yield on two-year U.S. Treasury notes as the discount rate. The 2008 Notes provide that we may, subject to the satisfaction of certain conditions, pay interest or “make-whole” amounts with shares of our common stock at a 5% discount to the applicable stock price at the time of the interest payment or conversion. As of August 10, 2009, our potential maximum remaining “make-whole” obligation assuming conversion of 100% of the 2008 Notes on that date was approximately $3.9 million, which we may be required to settle in cash if we are unable to satisfy the conditions for paying “make-whole” amounts with shares or the noteholders do not otherwise waive these conditions. Were many holders of our 2008 Notes to convert their 2008 Notes, or if a significant amount were converted at approximately the same time, and we were at that time unable to satisfy the conditions for paying “make-whole” amounts in shares and the noteholders did not otherwise waive those conditions, our cash resources at that time could be insufficient to make the required “make-whole” payments. Also, one holder of 2008 Notes has asserted that certain “make-whole” payments made to it in shares should have been paid in cash, and has filed a lawsuit against us asserting a conversion price of $17.64, rather than $25.56, for a portion of its 2008 Notes for which it has submitted conversion notices. The lawsuit requests additional shares based on such conversions, damages and declaratory relief. We have disputed the assertions made by that noteholder and believe our positions are correct. However, if we were found to have been required to pay such “make-whole” payments in cash, or were found to have otherwise not satisfied our obligations under the 2008 Notes, we could, among other negative consequences, be required to redeem some or all of the 2008 Notes. The holders of the 2008 Notes may also require us to redeem their 2008 Notes in connection with certain “change of control” events, and any borrowing agreements which we may enter into from time to time may similarly require early repayment of borrowings under circumstances like those constituting a “change of control” under the terms of the 2008 Notes. For example, the holders of the 2007 Notes and 2009 Notes may require us to repurchase, for cash, all or a portion of the 2007 Notes or 2009 Notes, as applicable, in such circumstances. Those agreements may also make our repurchase of 2008 Notes an event of default under the agreements. We may not have sufficient funds to pay any required cash interest or cash “make-whole” payments or repurchase or redemption amounts of the 2008 Notes when due, or any amounts due under other borrowing agreements at the same time such amounts are due under the 2008 Notes or otherwise, and any default under the 2008 Notes or any other borrowing agreements (including the 2007 Notes and 2009 Notes) could cause events of default under our other debt obligations (including the 2009 Notes, 2008 Notes and the 2007 Notes, as applicable). Any of these events could cause the maturity of some or all of our debt obligations (including the 2009 Notes, 2008 Notes and the 2007 Notes, as applicable) to be accelerated, and could have a material adverse effect on our business, results of operations and financial condition, up to and including causing us to cease operations.

Conversion of the 2008 Notes, the 2007 Notes and/or the 2009 Notes, exercise of related warrants, anti-dilution adjustments that may occur under the 2008 Notes and/or the related warrants, and the issuance of shares of common stock in payment of interest or “make-whole” payments under the 2008 Notes will dilute the ownership interest of existing stockholders.

The conversion or exercise of some or all of the 2007 Notes, 2009 Notes and/or the 2008 Notes and related warrants, and the issuance of shares of common stock in payment of interest or “make-whole” payments under the 2008 Notes, could significantly dilute the ownership interests of existing stockholders. In April 2008, the conversion price of the 2007 Notes decreased from $97.92 per share to $76.80 per share, based on a re-set provision contained in the 2007 Notes. In February 2009, the conversion price of the 2008 Notes decreased from $49.08 per share to $25.56 per share, based on a re-set provision contained in the 2008 Notes, and in July 2009 decreased further to $20.88 per share in connection with the amendment of the 2008 Notes. The initial conversion price of the 2009 Notes is $9.60 per share and is subject to reduction based on a re-set provision contained in the 2009 Notes. These re-sets and other reductions in the applicable conversion prices for the 2007 Notes, 2008 Notes and 2009 Notes have caused, and will continue to cause, additional shares to be issued upon conversion of these instruments compared to the number of shares initially issuable upon such conversions.

The 2008 Notes also contain a version of broad-based weighted average anti-dilution protection, subject to certain exceptions and limitations, which could cause further reductions in the $20.88 conversion price for the 2008 Notes should we engage in subsequent issuances that trigger those provisions. One holder of the 2008 Notes has filed a lawsuit against us asserting a conversion price of $9.36, rather than $25.56 (and with the recent amendment of the 2008 Notes, $20.88), for a portion of its 2008 Notes for which it has submitted conversion notices. We have disputed this assertion and believe our position is correct. If we were required to honor those conversion notices or future conversion notices at the lower conversion price, that would cause additional shares to be issued. Additionally, the warrants related to the 2008 Notes and certain warrants held by Syngenta contain weighted average anti-dilution protection that could also cause more shares to become issuable under those warrants if we engage in subsequent issuances that trigger those provisions. In addition, given the low recent values for our stock price, to the extent we satisfy required interest or “make-whole” payments under the 2008 Notes by issuing shares, which we intend to do to the extent permissible under the terms of the 2008 Notes, including to the extent we obtain waivers from the holders to do so, we will be issuing relatively more shares than if our stock price was at a higher level. For example, in connection with the conversion of $40.7 million in aggregate principal amount of 2008 Notes that occurred between January 1, 2009 and August 10, 2009, we issued approximately 1.7 million shares in partial satisfaction of the related “make-whole” obligations. Sales in the public market of the common stock issuable upon conversion of the 2007 Notes and/or 2008 Notes or exercise of the related warrants, or issuable in payment of interest or “make-whole” payments under the 2008

Notes, have, and we expect that any future sales based on such conversions, exercises or issuances will continue to, adversely affect prevailing market prices of our common stock. In addition, the existence of the 2007 Notes and 2008 Notes may encourage short selling by market participants because the conversion of the 2007 Notes and 2008 Notes could be used to satisfy short positions, or the anticipated conversion of the 2007 Notes or 2008 Notes into shares of our common stock could depress the price of our common stock.

The covenants in the 2008 Notes restrict our financial and operational flexibility.

We are subject to certain covenants under the 2008 Notes that restrict our financial and operational flexibility. For example, we are restricted from incurring additional indebtedness (other than certain project financing debt, certain unsecured subordinated indebtedness and up to $187 million principal amount of additional indebtedness. The 2008 Notes also include a version of broad-based weighted average anti-dilution protection, subject to certain exceptions and limitations, and the warrants issued in connection with the 2008 Notes also contain weighted-average anti-dilution protection. Any future financing by us involving the issuance of equity, or rights to acquire equity, at a price or prices below the prevailing conversion price of the 2008 Notes at the time of such financing would trigger these provisions in the 2008 Notes and the warrants, causing a further, possibly substantial, reduction in the conversion price for the 2008 Notes or the exercise price of the warrants and additional possible dilution for our shareholders, which would increase the cost and reduce the benefits to us of any such equity financing. As a result of these covenants, our ability to finance our operations through the incurrence of additional debt or the issuance of additional equity is limited. The 2008 Notes also contain other covenants that restrict our financial and operational flexibility.

One holder of our 2008 Notes (the “Disputing Noteholder”) has filed a lawsuit against us asserting that our recent amendment of the 2008 Notes, which became effective on July 6, 2009, failed to amend such noteholder’s 2008 Note (the “Disputed Note”), and that certain actions we have taken that are permitted under the terms of the 2008 Notes, as recently amended, constitute a breach under the Disputed Note.

The Disputing Noteholder did not consent to the recent amendment of our 2008 Notes and has asserted that such amendment did not effectively amend the Disputed Note. We have disputed this assertion and believe that the recent amendment effectively amended all of the 2008 Notes, including the Disputed Note. The 2008 Notes, as recently amended, and the Disputed Note, if not amended, contain different provisions regarding the amount of indebtedness that we may incur, actions that we may take vis-à-vis the 2007 Notes, our use of cash from any sale of specified assets, and with respect to anti-dilution protection. If it is ultimately determined that the recent amendment did not amend the Disputed Note, certain actions that we have taken or that we may take that are permitted under the terms of the 2008 Notes, as recently amended, may be determined to cause a default under the Disputed Note. For example, our exchange in September 2009 of approximately $30.5 million in aggregate principal amount of our 2007 Notes for approximately $13.7 million in aggregate principal amount of our 9% Convertible Senior Secured Notes due 2027 (the “2009 Notes”) was permitted under the terms of the 2008 Notes, as recently amended, but may violate the terms of the 2008 Notes that were in effect prior to the amendment. The Disputing Noteholder has asserted that the exchange of our 2007 Notes for 2009 Notes is not authorized under the Disputed Note and is invalid.

If a default were to occur under the Disputed Note, we could, among other negative consequences, be required to redeem the Disputed Note in whole or in part and we may not have sufficient funds to do so, which could have a material adverse effect on our business, results of operations and financial condition. Even if we do not default under the Disputed Note, but it is ultimately determined that the recent amendment did not amend the Disputed Note, we would be subject to stricter covenants under the Disputed Note than under the 2008 Notes, as recently amended, which would more significantly restrict our financial and operating flexibility. Furthermore, the Disputed Note contains full ratchet anti-dilution protection, while the 2008 Notes, as amended, contain in most cases a version of broad-based weighted average anti-dilution protection, subject to certain limitations. Following the recent exchange of our 2007 Notes for our 2009 Notes, the Disputing Noteholder has asserted a conversion price of $9.36, rather than $25.56 (and with the recent amendment of the 2008 Notes, $20.88), for the

Disputed Note. We dispute this assertion and believe our position is correct. If the recent amendment did not effectively amend the Disputed Note and the adjusted conversion price alleged by the Disputing Noteholder is correct, the number of shares of common stock issuable upon conversion of the Disputed Note would be more than twice the number of shares that we believe are issuable upon such conversion (approximately 342,000 shares instead of approximately 153,000 shares), and would result in additional dilution for our stockholders. Additionally, any future financing by us, including this offering, which involves the issuance of equity, or rights to acquire equity, at a price or prices below the prevailing conversion price of the Disputed Note at the time of such financing would cause a full ratchet anti-dilution adjustment, rather than a weighted average anti-dilution adjustment as is contemplated currently, in most cases, under the 2008 Notes, as recently amended. Any such adjustment would cause a larger reduction in the conversion price for the Disputed Note and additional possible dilution for our shareholders, which would increase the cost and reduce the benefits to us of any such equity financing.

Our high level of debt limits our ability to fund general corporate requirements, limits our flexibility in responding to competitive developments, increases our vulnerability to adverse economic and industry conditions, and may harm our financial condition and results of operations.

The face value of our total consolidated long-term debt as of June 30, 2009, which includes the 2007 Notes, the 2008 Notes, the 2009 Notes and debt under our secured credit facility with a commercial bank, was approximately $127.1 million, representing approximately 109% of our total capitalization as of such dates.

Our level of indebtedness could have important adverse consequences on our future operations, including:

•	making it more difficult for us to meet our payment and other obligations under the 2007 Notes, 2008 Notes and our other outstanding debt;

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reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

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resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our debt agreements, which could result in all of our debt becoming immediately due and payable;

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industries in which we operate and the general economy; and

•	placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged.

Moreover, if we fail to make any required payments under our debt, or otherwise breach the terms of our debt, all or a substantial portion of our debt could be subject to acceleration. In such a situation, it is unlikely we would be able to repay the accelerated debt, which would have a material adverse impact on our business, results of operations and financial condition, up to and including causing us to cease operations.

If the recent volatility in the United States and global equity and credit markets and the decline in the general world economy continue for an extended period of time, it may become more difficult to raise money in the public and private markets and harm our financial condition and results of operations.

The United States and global equity markets have recently been extremely volatile and unpredictable, reflecting in part a general concern regarding the global economy. This volatility in the market affects not just our stock price, but also the stock prices of our collaborators. In addition, this volatility has also affected the ability of businesses to obtain credit and to raise money in the capital markets. If we or our collaborators are unable to obtain credit or raise money in the capital markets, we may not be able to continue to fund our current research and development projects, fund our current products, raise project finance capital for the development of commercial cellulosic ethanol plants, or otherwise continue to maintain or grow our business.

We are dependent on our collaborative partners, and our failure to successfully manage our existing and future collaboration relationships could prevent us from developing and commercializing cellulosic ethanol and /or our specialty enzyme products, and achieving or sustaining profitability.

Revenue from our collaborations has decreased both as a proportion of our total revenue and in absolute dollars in recent years. Since we do not currently possess the resources necessary to independently fund the development and commercialization of cellulosic ethanol, or all of the potential specialty enzyme products that may result from our technologies, we expect to continue to pursue, and in the near-term derive additional revenue from, strategic alliance and collaboration agreements to develop and commercialize products and technologies that are core to our current market focus. We will have limited or no control over the resources that any strategic partner or collaborator may devote to our products and technologies. Any of our present or future strategic partners or collaborators may fail to perform their obligations as expected. These strategic partners or collaborators may breach or terminate their agreements with us or otherwise fail to conduct their collaborative activities successfully and in a timely manner. Further, our strategic partners or collaborators may not develop technologies or products arising out of our collaborative arrangements or devote sufficient resources to the development, manufacture, marketing, or sale of these technologies and products. If any of these events occur, or we fail to enter into or maintain strategic alliance or collaboration agreements, we may not be able to commercialize our technologies and products, grow our business, or generate sufficient revenue to support our operations.

Our present or future strategic alliance and collaboration opportunities could be harmed if:

•	We do not achieve our research and development objectives under our strategic alliance and collaboration agreements;

•	We are unable to fund our obligations under either of our joint ventures with BP or with any of our other strategic partners or collaborators;

•	We are unable to obtain funding to build commercial cellulosic ethanol plants;

•	We develop technologies or products and processes or enter into additional strategic alliances or collaborations that conflict with the business objectives of our strategic partners or collaborators;

•	We disagree with our strategic partners or collaborators as to rights to intellectual property we develop, or their research programs or commercialization activities;

•	Our strategic partners or collaborators experience business difficulties which eliminate or impair their ability to effectively perform under our strategic alliances or collaborations;

•	We are unable to manage multiple simultaneous strategic alliances or collaborations;

•	Our strategic partners or collaborators become competitors of ours or enter into agreements with our competitors;

•	Our strategic partners or collaborators become less willing to expend their resources on research and development due to general market conditions or other circumstances beyond our control;

•	Consolidation in our target markets limits the number of potential strategic partners or collaborators; or

•	We are unable to negotiate additional agreements having terms satisfactory to us.

We do not expect to receive continued funding under our collaboration with Syngenta, which could negatively impact our business.

Our two-year guaranteed funding period totaling $8 million per year through 2008 under our agreement with Syngenta expired on December 31, 2008. While Syngenta has the option to continue funding joint development beyond 2008, we do not anticipate that we will continue to receive significant funding under this agreement. If we are unable to generate funding from other sources, this decreased funding may materially adversely affect our business and financial condition.

We do not anticipate paying cash dividends, and accordingly, stockholders must rely on stock appreciation for any return on their investment in us.

We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our common stock will provide a return to stockholders. Investors seeking cash dividends should not invest in our common stock.

We may encounter difficulties managing our growth, which could adversely affect our results of operations.

Our strategy includes entering into and working on simultaneous projects, frequently across multiple industries, in both our specialty enzymes and biofuels businesses. This strategy places increased demands on our limited human resources and requires us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, technicians, scientists and other personnel, especially with respect to our vertical integration strategy within biofuels. Our ability to effectively manage our operations, growth, and various projects requires us to continue to improve our operational, financial and management controls, reporting systems and procedures and to attract and retain sufficient numbers of talented employees, which we may be unable to do. We may not be able to successfully implement improvements to our management information and control systems in an efficient or timely manner. In addition, we may discover deficiencies in existing systems and controls.

If we engage in any acquisitions, we will incur a variety of costs, may dilute existing stockholders, and may not be able to successfully integrate acquired businesses.

If appropriate opportunities become available, we may consider acquiring businesses, assets, technologies, or products that we believe are a strategic fit with our business. As of June 30, 2009, we have no commitments or agreements with respect to any material acquisitions. If we further pursue such a strategy, we could:

•	issue additional equity securities which would dilute current stockholders’ percentage ownership;

•	incur substantial additional debt; or

•	assume additional liabilities.

We may not be able to successfully integrate any businesses, assets, products, technologies, or personnel that we might acquire in the future without a significant expenditure of operating, financial, and management resources, if at all. In addition, future acquisitions might negatively impact our business relations with our current and/or prospective collaborative partners and/or customers. Any of these adverse consequences could harm our business.

Our business is subject to complex corporate governance, public disclosure, and accounting requirements that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Financial Accounting Standards Board, the Public Company Accounting Oversight Board, the SEC, and NASDAQ, have implemented requirements, standards and regulations, including expanded disclosures, accelerated reporting requirements and more complex accounting rules, and continue developing additional requirements. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from operating activities to compliance activities. We may incur additional expenses and commitment of management’s time in connection with further evaluations, either of which could materially increase our operating expenses or accordingly increase our net loss.

Because new and modified laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding financial disclosures and compliance matters and additional costs necessitated by ongoing revisions to our disclosures and governance practices. This further could lead to possible restatements, due to the complex nature of current and future standards and possible misinterpretation or misapplication of such standards.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud and as a result, investors may be misled and lose confidence in our financial reporting and disclosures, and the price of our common stock may be negatively affected.

The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. A “significant deficiency” means a deficiency or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness yet important enough to merit attention by those responsible for oversight of our financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

In the past, we have disclosed material weaknesses with our financial statement close process that we have since remediated. Although we have made and are continuing to make improvements in our internal controls, if we discover other deficiencies or material weaknesses, it may adversely impact our ability to report accurately and in a timely manner our financial condition and results of operations in the future, which may cause investors to lose confidence in our financial reporting and may negatively affect the price of our common stock. Moreover, effective internal controls are necessary to produce accurate, reliable financial reports and to prevent fraud. If we continue to have deficiencies in our internal controls over financial reporting, these deficiencies may negatively impact our business and operations.

Our ability to compete may decline if we do not adequately protect our proprietary technologies or if we lose some of our intellectual property rights due to becoming involved in expensive lawsuits or administrative proceedings.

Our success depends in part on our ability to obtain patents and maintain adequate protection of our other intellectual property for our technologies and products in the United States and other countries. In addition, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Monitoring and preventing unauthorized use of our intellectual property is difficult and expensive, and we cannot be certain that the steps we have taken will prevent unauthorized use of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. If competitors are able to use our technology, our ability to compete effectively could be harmed. Although we have adopted a strategy of seeking patent protection in the United States and in foreign countries with respect to certain of the technologies used in or relating to our products, as well as anticipated production capabilities and processes, others may independently develop and obtain patents for technologies that are similar to or superior to our technologies. If that happens, we may need to license these technologies and we may not be able to obtain licenses on reasonable terms, if at all, which could cause great harm to our business.

Our commercial success depends in part on not infringing patents and proprietary rights of third parties, and not breaching any licenses or other agreements that we have entered into with regard to our technologies, products, and business. The patent positions of companies whose businesses are based on biotechnology, including our patent position, involve complex legal and factual questions and, therefore, enforceability cannot be predicted with certainty. We intend to apply for patents relating to our technologies, processes and products as we deem appropriate. Patents, if issued, may be challenged, invalidated, or circumvented. We cannot be sure that patents have not been issued that could block our ability to obtain patents or to operate as we would like. Others may develop similar technologies or duplicate technologies developed by us. There may be patents in some countries that, if valid, may block our ability to commercialize products in these countries if we are unsuccessful in circumventing or acquiring the rights to these patents. There also may be claims in published patent applications in some countries that, if granted and valid, may also block our ability to commercialize processes or products in these countries if we are unable to circumvent or license them. Our intellectual property rights may be challenged by others. For example, in February 2007, an interference proceeding was declared in the United States Patent and Trademark Office between a United States patent assigned to us and a pending United States patent application owned by a third party, with allowable claims directed to our GeneReassembly technology. On

February 25, 2008 the Board of Patent Appeals and Interferences ruled in favor of the other party and the claims in our issued patent were cancelled. We are not currently a party to any litigation with regard to our patent position. However, the biotechnology industry is characterized by frequent and extensive litigation regarding patents and other intellectual property rights. Many biotechnology companies have employed intellectual property litigation as a way to gain a competitive advantage. When and if we become involved in litigation or interference proceedings declared by the United States Patent and Trademark Office, or oppositions or other intellectual property proceedings outside of the United States, to defend our intellectual property rights or as a result of alleged infringement of the rights of others, we might have to spend significant amounts of money. Any intellectual property litigation could potentially force us to do one or more of the following:

•	stop selling, incorporating or using our products that use the challenged intellectual property;

•	stop production of cellulosic ethanol at our production facilities;

•	obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; or

•	redesign those products, facilities or processes that use any allegedly infringing technology, which may result in significant cost or delay to us, or which could be technically infeasible.

We are aware of a significant number of patents and patent applications relating to aspects of our technologies filed by, and issued to, third parties. We cannot assure you that if we are sued on these patents we would prevail.

Should any third party have filed, or file in the future, patent applications or obtained patents that claim inventions also claimed by us, we may have to participate in an interference proceeding declared by the relevant patent regulatory agency to determine priority of invention and, thus, the right to a patent for these inventions in the United States. Such a proceeding, like the one described above, could result in substantial cost to us even if the outcome is favorable. Even if successful, an interference may result in loss of claims. The litigation or proceedings could divert our management’s time and efforts. Even unsuccessful claims could result in significant legal fees and other expenses, diversion of management time, and disruption in our business. Uncertainties resulting from initiation and continuation of any patent or related litigation could harm our ability to compete.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

In order to protect our proprietary technology and processes, we also rely in part on trade secret protection for our confidential and proprietary information. We have taken measures to protect our trade secrets and proprietary information, but these measures may not be effective. Our policy is to execute confidentiality agreements with our employees and consultants upon the commencement of an employment or consulting arrangement with us. These agreements generally require that all confidential information developed by the individual or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties. These agreements also generally provide that inventions conceived by the individual in the course of rendering services to us shall be our exclusive property. Nevertheless, our proprietary information may be disclosed, and others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Ethical, legal, and social concerns about genetically engineered products and processes could limit or prevent the use of our products, processes, and technologies and limit our revenue.

Some of our anticipated products and processes are genetically engineered or involve the use of genetically engineered products or genetic engineering technologies. If we and/or our collaborators are not able to overcome the ethical, legal, and social concerns relating to genetic engineering, our products and processes may not be accepted. Any of the risks discussed below could result in expenses, delays, or other impediments to our programs or the public acceptance and commercialization of products and processes dependent on our technologies or inventions. Our ability to develop and commercialize one or more of our technologies, products, or processes could be limited by the following factors:

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Public attitudes about the safety and environmental hazards of, and ethical concerns over, genetic research and genetically engineered products and processes, which could influence public acceptance of our technologies, products and processes;

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Public attitudes regarding, and potential changes to laws governing, ownership of genetic material which could harm our intellectual property rights with respect to our genetic material and discourage collaborative partners from supporting, developing, or commercializing our products, processes and technologies; and

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Governmental reaction to negative publicity concerning genetically modified organisms, which could result in greater government regulation of genetic research and derivative products, including labeling requirements.

The subject of genetically modified organisms has received negative publicity, which has aroused public debate in the United States and other countries. This adverse publicity could lead to greater regulation and trade restrictions on imports and exports of genetically altered products.

Compliance with regulatory requirements and obtaining required government approvals may be time consuming and costly, and could delay our introduction of products.

All phases, especially the field testing, production, and marketing, of our current and potential products and processes are subject to significant federal, state, local, and/or foreign governmental regulation. Regulatory agencies may not allow us to produce and/or market our products in a timely manner or under technically or commercially feasible conditions, or at all, which could harm our business.

In the United States, specialty enzyme products for our target markets are regulated based on their use, by either the FDA, the EPA, or, in the case of plants and animals, the USDA. The FDA regulates drugs, food, and feed, as well as food additives, feed additives, and substances generally recognized as safe that are used in the processing of food or feed. While substantially all of our current specialty enzyme projects to date have focused on non-human applications and specialty enzyme products outside of the FDA’s review, in the future we may pursue collaborations for further research and development of drug products for humans that would require FDA approval before they could be marketed in the United States. In addition, any drug product candidates must also be approved by the regulatory agencies of foreign governments before any product can be sold in those countries. Under current FDA policy, our products, or products of our collaborative partners incorporating our technologies or inventions, to the extent that they come within the FDA’s jurisdiction, may be subject to lengthy FDA reviews and unfavorable FDA determinations if they raise safety questions which cannot be satisfactorily answered, if results from pre-clinical or clinical trials do not meet regulatory requirements or if they are deemed to be food additives whose safety cannot be demonstrated. An unfavorable FDA ruling could be difficult to resolve and could prevent a product from being commercialized. Even after investing significant time and expenditures, our collaborators may not obtain regulatory approval for any drug products that incorporate our technologies or inventions. Our collaborators have not submitted an investigational new drug application for any product candidate that incorporates our technologies or inventions, and no drug product candidate developed with our technologies has been approved for commercialization in the United States or elsewhere. The EPA regulates biologically derived chemical substances not within the FDA’s jurisdiction. An unfavorable EPA ruling could delay commercialization or require modification of the production process resulting in higher manufacturing costs, thereby making the product uneconomical. In addition, the USDA may prohibit genetically engineered plants from being grown and transported except under an exemption, or under controls so burdensome that commercialization becomes impracticable. Our future products may not be exempted by the USDA.

In order to achieve and maintain market acceptance, our biofuels business will need to meet a significant number of environmental and other regulations and standards established by various federal, state and local regulatory agencies. As these regulations and standards evolve, and if new regulations or standards are implemented, we may be required to modify our proposed facilities and processes or develop and support new facilities or processes and this will increase our costs. Any failure to comply, or delays in compliance, with the various existing and evolving industry regulations and standards could prevent or delay our production of ethanol and the provision of related services including plant operation and engineering services in support of anticipated licenses of our technology, which could harm our biofuels business. Market uncertainty regarding future policies may also affect our ability to develop new ethanol production facilities or license our technologies to third parties. Any inability to address these requirements and any regulatory changes could have a material adverse effect on our biofuels business, financial condition and operating results.

Our results of operations may be adversely affected by environmental, health and safety laws, regulations and liabilities.

We are subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. In addition, some of these laws and regulations require our contemplated facilities to operate under permits that are subject to renewal or modification. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns.

Furthermore, as we operate our business, we may become liable for the investigation and cleanup of environmental contamination at each of the properties that we own or operate and at off-site locations where we may arrange for the disposal of hazardous substances. If these substances have been or are disposed of or released at sites that undergo investigation and/or remediation by regulatory agencies, we may be responsible under the Comprehensive Environmental Response, Compensation and Liability Act, or other environmental laws for all or part of the costs of investigation and/or remediation, and for damages to natural resources. We may also be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from those properties. Some of these matters may require expending significant amounts for investigation, cleanup, or other costs.

In addition, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws, or other developments could require us to make additional significant expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at ethanol production facilities. Present and future environmental laws and regulations, and interpretations thereof, applicable to ethanol operations, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial expenditures that could have a material adverse effect on our results of operations and financial position.

We use hazardous materials in our business. Any claims relating to improper handling, storage, or disposal of these materials could be time consuming and costly and could adversely affect our business and results of operations.

Our research and development processes involve the controlled use of hazardous materials, including chemical, radioactive, and biological materials. Our operations also produce hazardous waste products. We cannot eliminate entirely the risk of accidental contamination or discharge and any resultant injury from these materials. Federal, state, and local laws and regulations govern the use, manufacture, storage, handling, and disposal of these materials. We may be sued for any injury or contamination that results from our use or the use by third parties of these materials, and our liability may exceed our total assets. In addition, compliance with applicable environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development, or production efforts.

Many competitors and potential competitors who have greater resources and experience than we do may develop products and technologies that make ours obsolete or may use their greater resources to gain market share at our expense.

The biotechnology industry is characterized by rapid technological change, and the area of biomolecule discovery and optimization from biodiversity is a rapidly evolving field. Our future success will depend on our ability to maintain a competitive position with respect to technological advances. Technological development by others may result in our products and technologies becoming obsolete.

We face, and will continue to face, intense competition in our specialty enzymes business. There are a number of companies who compete with us in various steps throughout our technology process. For example, Codexis, Maxygen, Inc., Evotec, and Xencor have alternative evolution technologies. Integrated Genomics Inc., Myriad Genetics, Inc., and ArQule, Inc. perform screening, sequencing, and/or bioinformatics services. Novozymes A/S, Genencor International Inc., and Dyadic International are involved in development, overexpression, fermentation, and purification of enzymes. There are also a number of academic institutions involved in various phases of our technology process. Many of these competitors have significantly greater financial and human resources than we do. These organizations may develop technologies that are superior alternatives to our technologies. Further, our competitors may be more effective at implementing their technologies for modifying DNA to develop commercial products.

The ethanol production and marketing industry is extremely competitive. In addition to cellulosic ethanol producers using different technology platforms, our competitors are grain ethanol producers as well as other providers of alternative and renewable fuels. Significant competitors in the grain ethanol production and marketing industry include Archer Daniels Midland Company, Cargill, Inc., VeraSun Energy Corporation, and Aventine Renewable Energy, Inc. Many companies are engaged in research and development activities in the emerging cellulosic ethanol industry, and companies with announced pilot facility and/or demonstration facility development activities in the cellulosic ethanol space include Abengoa Bioenergy Corp., BlueFire, Genencor, Iogen Corporation, Losonoco, Mascoma, Range Fuels, and Xethanol. Larger industrial companies with announced cellulosic strategies include Archer Daniels Midland, DONG Energy (Elsam), DuPont/POET (formerly known as Broin), Tate & Lyle, and Novozymes. Cellulosic gasification technologies are being pursued by companies including ClearFuels and BRI-Infinium. Some or all of these competitors or other competitors, as well as academic, research and government institutions, are developing or may develop technologies for, and are competing or may compete with us in, the production of ethanol from cellulosic biomass or other feedstocks, such as municipal or construction waste, production of cellulosic ethanol or other fuels employing different steps within the production process, such as acid hydrolysis and/or gasification, and/or the production of other alternative fuels or biofuels, such as biobutanol. Some of our competitors have substantially greater production, financial, research and development, personnel and marketing resources than we do. As a result, our competitors may be able to develop competing and/or superior technologies and processes, and compete more aggressively and sustain that competition over a longer period of time than we could. Our lack of resources relative to many of our significant competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce our competitiveness and prevent us from achieving any market share, sales and/or profitability, and adversely affect our results of operations and financial position.

Our ability to compete successfully will depend on our ability to develop proprietary products that reach the market in a timely manner and are technologically superior to and/or are less expensive than other products on the market. Current competitors or other companies may develop technologies and products that are more effective than ours. Our technologies and products may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by one or more of our competitors. The existing approaches of our competitors or new approaches or technology developed by our competitors may be more effective than those developed by us.

If we lose key personnel or are unable to attract and retain additional personnel, it could delay our product development programs, harm our research and development efforts, and we may be unable to pursue collaborations or develop our own products.

The loss of any key members of our senior management, or business development or scientific staff, or failure to attract or retain other key management, business development or scientific employees, could prevent us from developing and commercializing biofuels and cellulosic ethanol and other new products and entering into collaborations or licensing arrangements to execute on our business strategy. We may not be able to attract or retain qualified employees in the future due to the intense competition for qualified personnel among biotechnology and other technology-based businesses, particularly in the San Diego and New England areas, or due to competition for, or availability of, personnel with the qualifications or experience necessary for our biofuels business, particularly in the Jennings, Louisiana area. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will adversely affect our ability to meet the demands of our collaborative partners in a timely fashion or to support our internal research and development programs. In particular, our product and process development programs are dependent on our ability to attract and retain highly skilled scientists, including molecular biologists, biochemists, and engineers. Competition for experienced scientists and other technical personnel from numerous companies and academic and other research institutions may limit our ability to do so on acceptable terms. All of our employees are at-will employees, which means that either the employee or we may terminate their employment at any time.

Several members of our senior management team are also new and have not worked together for a significant length of time and they may not be able to work together effectively to develop and implement our business strategies and achieve our business objectives. Management will need to devote significant attention and resources to preserve and strengthen relationships with employees, customers and others. If our management team is unable to develop successful business strategies, achieve our business objectives, or maintain positive relationships with employees, customers, suppliers or other key constituencies, including our strategic collaborators and partners, our ability to grow our business and successfully meet operational challenges could be impaired.

Our planned activities will require additional expertise in specific industries and areas applicable to the products and processes developed through our technologies or acquired through strategic or other transactions, especially in our biofuels business. These activities will require the addition of new personnel, including management, and the development of additional expertise by existing management personnel. The inability to acquire these services or to develop this expertise could impair the growth, if any, of our business.

We may be sued for product liability.

We may be held liable if any product or process we develop, or any product which is made or process which is performed with the use of any of our technologies, causes injury or is found otherwise unsuitable during product testing, manufacturing, marketing, or sale. We currently have limited product liability insurance covering claims up to $10 million that may not fully cover our potential liabilities. In addition, if we attempt to obtain additional product liability insurance coverage, this additional insurance may be prohibitively expensive, or may not fully cover our potential liabilities. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of products or processes developed by us or our collaborative partners. If we are sued for any injury caused by our products, our liability could exceed our total assets.

Risks Specific to Our Vertically-Integrated Biofuels Business

We may not be successful in the development of individual steps in, or an integrated process for, the production of ethanol from cellulosic biomass at commercial scale in a timely or economic manner or at all.

The production of ethanol from cellulosic biomass requires multiple integrated steps, including:

•	obtaining the cellulosic raw material;

•	pretreatment of the biomass to make its constituent fibers accessible to enzymes;

•	treatment with enzymes to produce fermentable sugars;

•	fermentation by organisms to produce ethanol from the fermentable sugars;

•	distillation of the ethanol to concentrate and separation of it from other materials;

•	purification of the ethanol; and

•	storage and distribution of the ethanol.

We are currently focused on the pilot-scale research and development of such processes in our pilot facility in Jennings, Louisiana, as well as the optimization of our demonstration-scale facility located at the same site that is intended to demonstrate the economics of cellulosic ethanol production using our proprietary processes. We have limited experience with sourcing cellulosic feedstocks and distilling ethanol produced from biomass, and we have no experience storing and/or distributing significant volumes of ethanol produced from biomass sources. To date, we have focused the majority of our research and development efforts on producing ethanol from corn stover, sugarcane bagasse, and wood. The technological and logistical challenges associated with each one of these processes are extraordinary, and we may not be able to resolve such difficulties in a timely or cost effective fashion, or at all. Even if we are successful in developing an economical commercial-scale process for converting a particular cellulosic biomass to cellulosic ethanol, we may not be able to adapt such process to other biomass raw materials.

While we have a pilot-scale cellulosic ethanol facility and have commissioned our demonstration-scale cellulosic ethanol facility to demonstrate the economics of cellulosic ethanol production using our proprietary processes, we have yet to complete the optimization of our demonstration-scale facility, nor have we begun construction of a large-scale commercial cellulosic ethanol facility. While we have estimated the construction and operating costs for our initial large-scale commercial cellulosic ethanol facilities, these assumptions may prove to be incorrect. Accordingly, we cannot be sure that we can manufacture cellulosic ethanol in an economical manner at large scale. If we fail to commence large-scale production in a timely manner or to develop large-scale manufacturing capacity and experience, or fail to manufacture cellulosic ethanol economically on a commercial scale or in commercial volumes, our commercialization of cellulosic ethanol and our business, financial condition, and results of operations will be materially adversely affected.

We may not be able to implement our planned expansion strategy to build, own and operate commercial-scale cellulosic ethanol facilities, including as a result of our failure to successfully manage our growth, which would prevent us from achieving our goals.

Our strategy currently includes the continued development of our pilot-scale facility for process development, optimization of our demonstration-scale plant to validate the economics of our processes at commercial-scale volumes of cellulosic ethanol production, and development and construction of commercial scale plants for the production of large quantities of ethanol for commercial distribution and sale. We plan to grow our business by investing in new facilities and/or acquiring existing facilities, either independently or with potential development partners, as well as pursuing other business opportunities such as the production of other renewable fuels to the extent we deem those opportunities advisable. We believe that there is increasing competition for suitable production sites. We may not find suitable sites for construction of new facilities, suitable acquisition candidates or other suitable expansion opportunities.

We must also obtain numerous regulatory approvals and permits in order to construct and operate facilities. These requirements may not be satisfied in a timely manner or at all. Federal and state governmental requirements may substantially increase our costs, which could have a material adverse effect on our results of operations and financial position. Our expansion plans may also result in other unanticipated adverse consequences, such as the diversion of management’s attention from our existing operations and products.

Rapid growth, resulting from our operation or other involvement with cellulosic ethanol facilities or otherwise, may impose a significant burden on our administrative and operational resources. Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, technicians and other personnel. We may be unable to do so.

We may not find additional appropriate sites for new facilities, or development partners with whom we can implement our growth strategy, and we may not be able to finance, construct, develop or operate these new facilities successfully. We also may be unable to find suitable acquisition candidates. Accordingly, we may fail to implement our planned expansion strategy, including as a result of our failure to successfully manage our growth, and as a result, we may fail to achieve our goals.

We have experienced, and may continue to experience, significant delays or cost overruns related to our cellulosic ethanol plant projects.

We have experienced cost overruns for our demonstration-scale facility through the commissioning phase. We may continue to experience significant delays or cost overruns during the optimization phase as a result of a variety of factors, such as shortages of workers or materials, transportation constraints, adverse weather, unforeseen design flaws, construction defects, or labor issues, any of which could prevent us from commencing or optimizing operations as expected at our facilities.

Our construction costs may also increase to levels that would make a new facility too expensive to complete or, for demonstration and commercial-scale plants, unprofitable to operate. Contractors, engineering firms, construction firms and equipment suppliers may lack the expertise in cellulosic ethanol, which may result in delays or cost overruns. Contractors, engineering firms, construction firms and equipment suppliers also receive requests and orders from other clients, including other ethanol companies and, therefore, we may not be able to secure their services or products on a timely basis or on acceptable financial terms.

If we are unable to successfully commercialize our technology, our business may fail to generate sufficient revenue, if any, which would adversely affect our operating results.

We expect to derive a significant portion of our revenue from the commercialization of our proprietary technology for producing fuel-grade cellulosic ethanol by developing, either alone or with partners, cellulosic ethanol production plants and by licensing our proprietary technology. In order to develop a viable cellulosic ethanol business, we will need to:

•	successfully complete the optimization of our demonstration facility;

•	successfully design, finance and construct commercial-scale cellulosic ethanol facilities; and

•

prove that we can operate commercial-scale ethanol facilities at costs that are competitive with grain-based ethanol facilities, other cellulosic ethanol technologies that may be developed and other alternative fuel technologies that may be developed.

Currently, there are no commercial-scale cellulosic ethanol production plants in operation in the United States, and we have no previous experience developing, constructing or operating commercial-scale cellulosic ethanol production plants. We are in the optimization phase of our first demonstration-scale cellulosic ethanol facility. There can be no assurance that we will be able to develop and operate cellulosic ethanol production plants on a commercial scale, that we will be able to successfully license our technology to third parties, or that any cellulosic ethanol facilities developed by us or our licensees will be profitable.

We are dependent on BP under our joint ventures in cellulosic ethanol.

We have a strategic partnership with BP to accelerate the development and commercialization of cellulosic ethanol technology. The first phase of our partnership combines a broad technology platform and operational capabilities in an effort to advance the development of a portfolio of low-cost, environmentally-sound cellulosic ethanol production facilities in the United States, and potentially throughout the world. The second phase of our partnership is focused on the commercial deployment of our technologies into a commercial-scale cellulosic ethanol production facility. We are dependent upon BP’s financial and technical contributions under both of these joint ventures in order to realize the benefits of the strategic partnership with BP. If BP were not to engage actively in efforts to perform under our joint ventures or were to pursue alternative efforts in cellulosic ethanol, the joint ventures may not be successful and our business could be harmed. If BP were to discontinue its participation in either of these joint ventures, we would need to continue the efforts on our own or identify and enter into arrangements with one or more other partners. If we were to have to fund all of the technology development efforts, we would need to raise additional funds to do so, which would be difficult in the current financing environment. Alternatively, it may be difficult for us to find a different partner that is a good strategic fit and to enter into a new strategic relationship on terms that are favorable to us. If we could not find an alternative way to pursue our development and commercialization efforts in cellulosic ethanol, our business would be adversely affected.

Our failure to successfully develop our cellulosic ethanol processes and technology would adversely affect our ability to achieve the benefits under our strategic partnership with BP, and could prevent us from successfully developing and commercializing cellulosic ethanol and achieving or sustaining profitability.

A substantial part of our efforts in our biofuels business over the near term will be focused upon the joint development program with BP. We have agreed with BP that for a limited period, we will not use our existing technology in any other technology development program in the field of conversion of biomass to fermentable sugars for the production, or the use in production, of ethanol, with limited exceptions. The limited period may be extended if our joint development program with BP is extended. We are responsible for performance of substantially all of the activities under the joint development program. If we are not successful in achieving the objectives of the joint development program, BP may terminate the joint development program, and we will no longer be entitled to receive any payments from BP for performance of the joint development program, which would have a material adverse impact on our business, financial condition, and results of operations. The technology in the defined field that we develop in the course of the joint development program will be owned by Galaxy, a special purpose entity which is equally owned by BP and us. We will only have access to the technology owned by Galaxy through any license that Galaxy grants to us. In addition, the license to our existing technology that we granted to Galaxy in the defined field will continue in effect on a non-exclusive basis even if the joint development program terminates, unless the termination is caused by BP’s failure to make payments to us when due. If BP terminates the joint development program, we may not be successful in entering into an agreement with another strategic partner or otherwise economically exploiting our technology in the defined field, and the continuing rights of Galaxy to exploit our existing technology and technology developed during the joint development program may adversely affect our ability to do so.

If we are unable to perform our obligations under our joint development program with BP, including funding our portion of its costs, we may lose certain voting rights in the management of Galaxy, the special purpose entity formed to exploit the technology developed through our relationship with BP, and the anticipated economic benefits resulting from the joint development program may be delayed or may not occur.

We are co-funding our joint development program with BP and have an equal vote with BP in decisions regarding the management of Galaxy, including decisions regarding future funding, the commercial use of the technology package that we anticipate will result from the joint development program and the timing of monetary distributions to the owners of Galaxy. However, if we are unable to fund our portion of the joint development program costs, or are unable to fulfill certain of our other obligations under the joint development program, we may lose our ability to participate in certain aspects of the decision-making process, including decisions about how and when funding occurs. If we are unable to fulfill our funding commitments, BP may chose to fund our portion of the joint development program and to receive its contributions back before we receive any additional distributions from license fees, royalties or other revenue, which could result in the delay of distributions to us or in our receiving no distributions. A delay or failure to receive distributions could have a material adverse impact on our future revenues and could have a material adverse impact on our business, financial condition and results of operations.

If we do not participate in projects under our commercial joint venture with BP or are unable to fund our portion of projects that we have elected to participate in under the joint venture, our interest in the joint venture may be bought out by BP or diluted, and the anticipated economic benefits to us of the joint venture may be lost or reduced.

We are participating in commercial development activities with BP under Vercipia Biofuels LLC, a joint venture owned equally by BP and us, which will act as the commercial entity for the deployment of cellulosic ethanol technology being developed and proven under our joint development program with BP. This joint venture is intended to progress the development of one of the nation’s first commercial-scale cellulosic ethanol facilities, located in Highlands County, Florida, and to create future opportunities for commercializing cellulosic ethanol technologies. If we do not continue to participate in the development of the Vercipia project by funding our portion of the costs, or if we do participate but are unable to meet our funding obligations with respect to the project, BP may chose to buy out our interest in the joint venture or may dilute our interest in the joint venture. Loss or reduction of our interest in Vercipia could have a material adverse impact on our future revenues and could have a material adverse impact on our business, financial condition and results of operations.

If we are unable to co-develop commercial plant production projects with BP under our Vercipia joint venture, we may not achieve the anticipated benefits of our relationship with BP.

There are substantial risks involved in the design, development, and construction of commercial-scale cellulosic ethanol production facilities, which is the focus of our Vercipia joint venture with BP, including, but not limited to, the following risks:

•	legal and regulatory risk related to land use, permitting, and environmental regulations;

•	cost overruns;

•	risk that technology will not scale from a demonstration to commercial facility;

•	risk that production costs will not be competitive with the price of competing fuels like gasoline or corn-based ethanol;

•	inability to obtain necessary financing to fund the commercial project;

•

decrease in support from the government through loss of subsidies, loss of tax credits, or a decrease in federal financial support including the risk that we may not be granted the loan guarantee from the DOE which BP and we recently applied for; and

•	introduction of next-generation technologies that are superior to our cellulosic ethanol process technology.

Any one of these factors could have a material adverse impact on our and BP’s ability to complete our first planned commercial facility, which would have a material adverse impact on our business, financial condition and results of operations.

We may not realize the economic return expected from our acquired in-process research and development.

We allocated $42.4 million of the purchase price of Celunol on June 20, 2007 to acquired in-process research and development projects. Acquired in-process research and development, or IPR&D, represents the valuation of acquired, to-be-completed research projects. Prior to the merger, Celunol’s ongoing research and development initiatives primarily involved the development of its patented and proprietary biotechnology to enable production of fuel-grade ethanol from cellulosic biomass materials. As of the merger date, pursuant to authoritative guidance under SFAS No. 2, “Accounting for Research and Development Costs,” these projects were not determined to have reached technological feasibility and have no alternative future use. Accordingly, the amounts allocated to those projects were expensed in our statements of operations in June 2007, the period in which the merger was consummated.

The values of the research projects, namely, our “Generation 1” or “Gen 1” technology, were determined by estimating the costs to develop the acquired technology into commercially viable products, estimating the resulting net cash flows from the projects, and discounting the net cash flows to their present value. These cash flows were estimated by forecasting total revenue expected from these products and then deducting appropriate operating expenses, cash flow adjustments and contributory asset returns to establish a forecast of net cash flows arising from the acquired in-process technology. These cash flows were substantially reduced to take into account the time value of money and the risks associated with the inherent difficulties and uncertainties given the projected stage of development of these projects at closing. Due to the nature of the forecast and the risks associated with the projected growth and profitability of the developmental projects, discount rates of 40% were considered appropriate for valuation of the IPR&D. We believe that these discount rates were commensurate with the projects’ stage of development and the uncertainties in the economic estimates described above.

Since our IPR&D represents costs for technology that has not yet reached technological feasibility, we have, and will continue to, require substantial investment in the future development and commercialization of our Gen 1 technology. While we expect to deploy this technology at a commercial scale as early as 2012, we can not assure you that we will ever be successful in commercializing this technology. If these projects are not successfully developed, our sales and profitability will be adversely affected in future periods.

If we are unable to successfully operate our pilot cellulosic ethanol production facility or to successfully optimize and operate our demonstration-scale cellulosic ethanol production facility, we may be unable to proceed with the development of cellulosic facilities on a commercial-scale, which would have a material adverse effect on our business.

To date, we have not operated demonstration-scale cellulosic ethanol facilities or built or operated commercial-scale cellulosic ethanol facilities. The development of a portfolio of ethanol production facilities is dependent on the performance of our pilot facility, which we continue to upgrade, as well as our demonstration facility, which is now in the optimization phases. The operation of our pilot facility and the optimization of our demonstration facility might be subject to significant interruption and delay in case of a major accident or damage from severe weather or other natural disasters, or due to supply shortages of necessary materials and services which we, along with other participants in the ethanol industry, have experienced. For these and other reasons, the operation of our pilot facility and the optimization and operation of our demonstration facility may be subject to significant cost overruns from our budgeted amounts. If we are unable to fund these expenditures, our progress at the pilot facility and demonstration facility could be significantly delayed or curtailed until such financing is available. In addition, our demonstration facility, once operational, may not produce ethanol in sufficient quantities or the operating costs for the facility may be significantly higher than we have expected. If we are unable to produce ethanol in the demonstration facility at competitive variable and/or total costs, we may be unable to proceed with the development of commercial-scale facilities.

In order to successfully develop commercial-scale facilities, we will need to address siting, construction and other issues, and if we fail to successfully overcome these issues we will not be able to commercialize our technology.

Even if we can demonstrate that our technology can be deployed on a commercial-scale to produce cellulosic ethanol on a cost-competitive basis, in order to be successful we must develop a number of commercial-scale projects. In order to successfully develop commercial-scale projects, we must overcome a number of risks and uncertainties including the following:

•

Sites. In order to develop commercial facilities, we will need to identify and obtain rights to appropriate sites. In evaluating and obtaining sites, we will need to address a number of issues, including the proximity to potential feedstocks and proximity to transportation infrastructure and end-user markets. Competition for suitable cellulosic ethanol production sites may increase as the market evolves. We may not find suitable additional sites for the construction of new facilities.

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Joint Venture Partners. In addition to identifying sites for projects we develop on our own and with BP, we may seek to develop commercial facilities through other joint venture partners. We may not find suitable joint venture partners for construction of new facilities. As the market for cellulosic ethanol projects evolves, competition may increase for potential joint venture partners with favorable sites.

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Supply of Cellulosic Feedstock. Operation of commercial facilities requires a continuous long-term supply of feedstocks that are generally located in geographic proximity to the facility. We may not be successful in obtaining long-term supply agreements, or our supply of feedstocks could be disrupted by weather, climate, natural disasters, or other factors. In addition, prices and competition for feedstocks could increase, adversely effecting our ability to operate economically or at all.

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Off-Take Arrangements. In order to successfully develop a commercial-scale facility, we will need to enter into off-take arrangements for the sale of ethanol to be produced at that facility. If we are unable to enter into appropriate off-take arrangements, we may be unable to obtain project financing for the particular facility.

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Construction. We will need to identify and retain a significant number of contractors, engineering firms, construction firms and equipment suppliers on satisfactory terms in order to be able to develop and construct multiple commercial-scale cellulosic ethanol facilities. These vendors also receive requests and orders from other companies in the ethanol and other industries and, therefore, we may not be able to secure their services or products on a timely basis or on acceptable financial terms. If we are unable to enter into construction and supply contracts on satisfactory terms, we will not be able to obtain financing for our commercial scale projects. In addition, our construction costs may also increase to levels that would make a new facility too expensive to develop or unprofitable to operate.

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Operating Risks. If we are able to build commercial-scale ethanol facilities, our operation of these facilities may be subject to labor disruptions and unscheduled downtime, or other operational hazards inherent in the ethanol industry, such as equipment failures, fires, explosions, abnormal pressures, blowouts, pipeline ruptures, transportation accidents and natural disasters. Some of these operational hazards may cause personal injury or loss of life, severe damage to or destruction of property and equipment or environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. Our insurance may not be adequate to fully cover the potential operational hazards described above. Any delay in development or interruption due to these potential operational risks could result in substantial losses and material adverse effects on our results of operations.

We will rely heavily on future strategic partners to support our biofuels business.

An important component of our current business plan is to enter into strategic partnerships:

•	to provide capital, equipment and facilities, including significant capital for the construction of cellulosic ethanol research and production facilities;

•	to provide expertise in performing certain process development, production and logistical activities;

•	to provide funding for research and development programs, process development programs and commercialization activities;

•	to provide access to cellulosic feedstocks; and

•	to support or provide sales, marketing and distribution services.

These arrangements with collaborative partners are, and will continue to be, critical to our success in implementing our vertical integration biofuels strategy and manufacturing and selling cellulosic ethanol profitably. We cannot guarantee that any collaborative relationship(s) will be entered into, or if entered into, will continue or be successful. Our collaborative partners could experience business difficulties which eliminate or impair their ability to effectively perform under our arrangements with them. Failure to make or maintain these arrangements or a delay or failure in a collaborative partner’s performance under any such arrangements would materially adversely affect our business and financial condition.

We cannot control our collaborative partners’ performance or the resources they devote to our programs. We may not always agree with our partners nor will we have control of our partners’ activities. The performance of our programs may be adversely affected and programs may be delayed or terminated or we may have to use funds, personnel, equipment, facilities and other resources that we have not budgeted to undertake certain activities on our own as a result of these disagreements. Performance issues, program delays or termination or unbudgeted use of our resources may materially adversely affect our business and financial condition.

Disputes may arise between us and a collaborative partner and may involve the issue of which of us owns the technology and other intellectual property that is developed during a collaboration or other issues arising out of the collaborative agreements. Such a dispute could delay the program on which we are working or could prevent us from obtaining the right to commercially exploit such developments. It could also result in expensive arbitration or litigation, which may not be resolved in our favor. Our collaborative partners could merge with or be acquired by another company or experience financial or other setbacks unrelated to our collaboration that could, nevertheless, adversely affect us.

In order to gain broad acceptance of our technology, we may need to enter into licensing arrangements with third parties. If we fail to successfully identify and enter into licenses with qualified third parties or to successfully manage existing and future licensing relationships, we may not be able to successfully commercialize our technology.

We currently have a technology transfer agreement in place with Marubeni Corporation and Tsukishima Kikai Co., Ltd. We also expect that a significant portion of our future revenue could be derived from licensing agreements that we or our Galaxy joint venture with BP will enter into in the future. If we fail to enter into and maintain license agreements, we may not be able to gain broad acceptance for our technology, grow our business or generate sufficient revenues to support our operations. Our future license opportunities could be harmed if:

•	we do not successfully operate our pilot facility or successfully optimize and operate our demonstration facility;

•	we are unable to successfully develop commercial-scale facilities;

•	we develop processes or enter into licenses that conflict with the business objectives of our existing licensees;

•	we disagree with our licensees as to rights to intellectual property we develop or our licensees’ research programs or commercialization activities;

•	we are unable to manage multiple licensee relationships;

•	our licensees become our competitors or enter into agreements with our competitors;

•	our licensees become less willing to expend their resources on research or development due to general market conditions or other circumstances beyond our control; or

•	consolidation in our target markets limits the number of potential strategic licensees or we are unable to negotiate additional license agreements having terms satisfactory to us.

We may not be able to develop manufacturing capacity sufficient to meet demand in an economical manner or at all.

If demand for cellulosic ethanol increases beyond the scope of our production facilities, we may incur significant expenses in the expansion and/or construction of production facilities and increases in personnel in order to increase production capacity. To finance the expansion of a commercial-scale production facility is complex and expensive. We cannot assure you that we will have the necessary funds to finance the development of production facilities, or that we will be able to develop this infrastructure in a timely or economical manner, or at all.

The feedstocks, raw materials and energy necessary to produce ethanol may be unavailable or may increase in price, adversely affecting our sales and profitability.

We intend to use various sources of cellulosic biomass, such as sugarcane bagasse, dedicated energy crops, agricultural residues (which may include corn stover), sorghum, switchgrass and wood, to make cellulosic ethanol. However, rising prices for any or all of these feedstocks would produce lower profit margins and, therefore, represent unfavorable market conditions. This is especially true since market conditions generally would not allow us to pass along increased costs to customers, because the price of ethanol is primarily determined by other factors, such as the price of oil and gasoline. Additionally, once we elect to use a particular feedstock in the ethanol production process, it may be technically or economically impractical to change to a different feedstock. At certain levels, feedstock prices may make ethanol uneconomical to use in markets where the use of fuel oxygenates is not mandated.

Weather conditions and other factors affecting crop yields, farmer planting decisions, and general economic, market and regulatory factors may influence the availability, transportation costs and price of biomass feedstocks used in our pilot facility and to be used in our demonstration- and commercial-scale production facilities. There can be no guarantee that feedstock costs to us may not increase over time. Government policies and subsidies with respect to agriculture and international trade, and global and local demand and supply, also impact the price and transportation costs of agricultural products. The significance and relative effects of these factors on the potential cost of feedstocks are difficult to predict. Any increase in the cost of feedstocks will result in increased costs, and negative effects on our operating results. Other inputs to our cellulosic-ethanol production process will also be subject to price variation. These include chemicals, nutrients, enzymes, acid and lime, among others. Increases in the costs of these materials, or our failure to achieve reductions in the use of such materials, could increase our operating costs and have negative effects on our operating results. The gross margin of our anticipated ethanol production business depends principally on the spread between the price for ethanol and our production costs. Any increase in production costs or decrease in the demand or price of ethanol will negatively affect our business.

The production of ethanol also requires a significant amount of other raw materials and energy, primarily water, electricity and natural gas. We plan to utilize the lignin remaining after the pretreatment of cellulosic biomass as a source of energy to power our cellulosic ethanol production facilities, however we may not be successful in using lignin as a source of energy and, if so, we may have to supplement our energy use with other sources, including electricity and natural gas. The prices of electricity and supplemental fuels such as natural gas have fluctuated significantly in the past and may fluctuate significantly in the future. Local water, electricity and gas utilities may not be able to reliably supply the water, electricity and supplemental fuels that our facilities will need or may not be able to supply such resources on acceptable terms. In addition, if there is an interruption in the supply of water or energy for any reason, we may be required to halt ethanol production.

The high concentration of our efforts towards developing processes for the production of cellulosic ethanol could increase our losses, especially if demand for ethanol declines.

If we are successful in producing and marketing cellulosic ethanol, our revenue will be derived primarily from sales of ethanol. Ethanol competes with several other existing products and other alternative products could also be developed for use as fuel additives. An industry shift away from ethanol or the emergence of new competing products may reduce the demand for ethanol. A downturn in the demand for ethanol would significantly and adversely affect any sales and/or profitability.

The market price of ethanol is volatile and subject to significant fluctuations, which may cause our profitability from the production of cellulosic ethanol to fluctuate significantly.

The market price of ethanol is dependent upon many factors, including the price of gasoline, which is in turn dependent upon the price of petroleum. Petroleum prices are highly volatile and difficult to forecast due to frequent changes in global politics and the world economy. The distribution of petroleum throughout the world is affected by incidents in unstable political environments, such as Iraq, Iran, Kuwait, Saudi Arabia, Nigeria, Venezuela, the former U.S.S.R. and other countries and regions. The industrialized world depends critically upon oil from these areas, and any disruption or other reduction in oil supply can cause significant fluctuations in the prices of oil and gasoline. We cannot predict the future price of oil or gasoline and may establish unprofitable prices for the sale of ethanol due to significant fluctuations in market prices. In recent years, the prices of gasoline, petroleum and ethanol have all reached historically high levels. If the prices of gasoline and petroleum decline, we believe that the demand for and price of ethanol may be adversely affected. Fluctuations in the market price of ethanol may cause our revenue and profitability to fluctuate significantly from quarter-to-quarter and year-to-year.

We believe that the production of ethanol is expanding rapidly. There are a number of new plants under construction and planned for construction throughout the United States. We expect existing ethanol plants to expand by increasing production capacity and actual production. Increases in the demand for ethanol may not be commensurate with increasing supplies of ethanol. Thus, increased production of ethanol may lead to lower ethanol prices. Also, the increased production of ethanol could result in increased demand for feedstocks for the production of ethanol. This could result in higher prices for feedstocks and cause higher ethanol production costs and, in the event that we are unable to pass increases in the price of feedstocks on to our customers, will result in lower profits. We cannot predict the future price of ethanol or feedstocks. Any material decline in the price of ethanol, or any material increase in the price of feedstocks, will adversely affect any sales and/or profitability.

If ethanol demand decreases, does not increase, or does not increase as much as supply, there may be excess capacity in our industry which would likely cause a decline in ethanol prices, adversely impacting our results of operations, cash flows and financial condition.

Domestic fuel ethanol production has increased steadily from 1.5 billion gallons per year in 1999 to 9.2 billion gallons per year in 2008, according to the Renewable Fuels Association. In addition, there is a significant amount of capacity being added to the fuel ethanol industry, including capacity that may be added as a result of government programs and/or incentives, and capacity added to address anticipated increases in demand. However, demand for ethanol may not increase as quickly as expected, or at all. If the ethanol industry has excess capacity, a fall in prices will likely occur which will have an adverse impact on the viability of our vertical integration strategy within biofuels, as well as our results of operations, cash flows and financial condition if we proceed to market ethanol. Demand for ethanol could be impaired due to a number of factors, including regulatory developments and reduced United States gasoline consumption. Reduced gasoline consumption could occur as a result of increased gasoline or oil prices. For example, price increases could cause businesses and consumers to reduce driving or acquire vehicles with more favorable gasoline mileage capabilities.

The United States ethanol industry is highly regulated by federal and state legislation and regulation and any changes in such legislation or regulation could materially adversely affect our results of operations and financial condition.

The elimination or significant reduction in the Federal Excise Tax Credit could have a material adverse effect on our results of operations.

The production of ethanol is made significantly more competitive by federal tax incentives. The Volumetric Ethanol Excise Tax Credit, or VEETC, program, which is scheduled to expire on December 31, 2010, allows gasoline distributors that blend ethanol with gasoline to receive a federal excise tax rate reduction for each blended gallon they sell regardless of the blend rate. The current federal excise tax on gasoline is $0.184 per gallon, and is paid at the terminal by refiners and marketers. If the fuel is blended with ethanol, the blender may claim a $0.45 tax credit for each gallon of ethanol used in the mixture. In addition, Congress enacted a $1.01/gallon production tax credit (“PTC”) that is available to cellulosic biofuels producers in the Farm, Conservation and Energy Act of 2008 (“FCEA”). This credit, which is inclusive of the VEETC, is set to expire on December 31, 2012. The VEETC may not be renewed prior to its expiration in 2010, or if renewed, it may be renewed on terms significantly less favorable than current tax incentives. In addition, the blenders’ credits, as well as other federal and state programs benefiting ethanol (such as tariffs), generally are subject to United States government obligations under international trade agreements, including those under the World Trade Organization Agreement on Subsidies and Countervailing Measures, and might be the subject of challenges thereunder, in whole or in part. The elimination or significant reduction in either the VEETC or the PTC could have a material adverse effect on our results of operations.

Waivers of the Renewable Fuels Standard minimum levels of renewable fuels included in gasoline, or the lapse of the increased weight given for the use of cellulosic ethanol for compliance with the Renewable Fuels Standard, could have a material adverse effect on our results of operations.

Under the Energy Policy Act of 2005, the Department of Energy, in consultation with the Secretary of Agriculture and the Secretary of Energy, may waive the Renewable Fuels Standard, or RFS, mandate with respect to one or more states if the administrator determines that implementing the requirements would severely harm the economy or the environment of a state, a region or the United States, or that there is inadequate supply to meet the requirement. Any waiver of the RFS with respect to one or more states or with respect to a particular year, or the lapse or alteration of the extra weight cellulosic ethanol is given in complying with the RFS, could adversely affect demand for ethanol and could have a material adverse effect on our results of operations and financial condition.

While the Energy Policy Act of 2005 imposes the RFS, it does not mandate the use of ethanol and eliminates the oxygenate requirement for reformulated gasoline in the Reformulated Gasoline Program included in the Clean Air Act.

The Reformulated Gasoline, or RFG, program’s oxygenate requirements contained in the Clean Air Act was completely eliminated on May 5, 2006 by the Energy Policy Act of 2005. While the RFA expects that ethanol should account for the largest share of renewable fuels produced and consumed under the RFS, the RFS is not limited to ethanol and also includes biodiesel and any other liquid fuel produced from biomass or biogas. The elimination of the oxygenate requirement for reformulated gasoline in the RFG program included in the Clean Air Act may result in a decline in ethanol consumption in favor of other alternative fuels, which in turn could have a material adverse effect on our results of operations and financial condition.

The elimination or alteration of the mandates for ethanol use contained in the Energy Independence and Security Act of 2007 could have a material adverse effect on our results of operations.

Under the Energy Independence and Security Act of 2007, use of renewable fuels, including ethanol, in the United States is mandated to increase from 9 billion gallons in 2008 to 36 billion gallons by 2022. The Act also mandates the use of 16 billion gallons per year of cellulosic ethanol by 2022. Elimination or reduction of these mandated targets could adversely effect demand for ethanol and could have a material adverse effect on our results of operations and financial condition.

Changes in enacted federal, state or local legislation, or the enaction of new legislation, may adversely impact our business.

Federal, state and local legislators may enact legislation, or modify or amend currently enacted legislation, that could adversely affect the industries in which we currently operate. For example, several federal laws encourage the development of the ethanol and/or biofuels industry in the United States. If those laws are repealed or are not renewed, it could adversely impact the ethanol and/or biofuels industries as a whole, which would have an adverse effect on our financial results. In addition, legislation could be enacted that might not negatively impact our industry as a whole, but could negatively impact that portion of the industry in which we operate or our particular business. For example, in the future we may consider the effect of state or local incentives, such as grants or tax abatements, in formulating our internal projections and budgets and when choosing where to locate and operate commercial-scale plants for the production of cellulosic ethanol. If those incentives should be repealed or no longer become available, the profitability of any commercial-scale plants which are reliant on such incentives could be negatively affected, which in turn would negatively affect our operating results.

Certain countries can export ethanol to the United States duty-free, which may undermine the ethanol production industry in the United States.

Imported ethanol is generally subject to a $0.54 per gallon tariff and a 2.5% ad valorem tax that was designed to offset the $0.51 per gallon ethanol subsidy available under the federal excise tax incentive program for refineries that blend ethanol in their fuel. There is a special exemption from the tariff for ethanol imported from certain countries in Central America and the Caribbean islands, which is limited to a total of 7.0% of United States production per year (with additional exemptions for ethanol produced from feedstock in the Caribbean region over the 7.0% limit). We do not know the extent to which the volume of imports would increase or the effect on United States prices for ethanol if the tariff is not renewed beyond its current expiration in early 2011. In addition The North America Free Trade Agreement countries, Canada and Mexico, are exempt from duty. Imports from the exempted countries have increased in recent years and are expected to increase further as a result of new plants under development. In particular, the ethanol industry has expressed concern with respect to a new plant under development by Cargill, Inc., one of the largest ethanol producers in the United States, in El Salvador that would take the water out of Brazilian ethanol and then ship the dehydrated ethanol from El Salvador to the United States duty-free. Since production costs for ethanol in Brazil are estimated to be significantly less than what they are in the United States, the import of the Brazilian ethanol duty-free through El Salvador, or the import of ethanol duty-free from any country exempted from the tariff, may negatively impact the demand for domestic ethanol and the price at which we sell our ethanol.

Our competitive position, financial position and results of operations may be adversely affected by technological advances.

Even if we are able to execute our business plan and develop commercial-scale cellulosic ethanol production plants and successfully license our proprietary technology, the development and implementation of new technologies may result in a significant reduction in the costs of ethanol production by others. For example, any technological advances by others in the efficiency or cost to produce ethanol from corn or other biomass could have an adverse effect on our competitiveness. We cannot predict when new technologies may become available, the rate of acceptance of new technologies by our competitors or the costs associated with new technologies. In addition, advances in the development of alternatives to ethanol could significantly reduce demand for or eliminate the need for ethanol. Any advances in technology which require significant capital expenditures to remain competitive or which reduce demand or prices for ethanol would have a material adverse effect on the results of our operations and financial position.

The termination or loss of our exclusive license from the University of Florida Research Foundation, Inc., would have a material adverse effect on our business.

We have an exclusive worldwide license to use, develop and commercially exploit the ethanol production patent estate of the University of Florida Research Foundation, Inc., or UFRFI, which consists of several patents and pending patents and other related proprietary ethanol technology, and any extensions and improvements thereof for the production of ethanol, all of which is referred to herein as the UFRFI technology. The UFRFI license agreement expires on the later of October 2015 or the expiration of the last patent related to the UFRFI licensed technology. Based on the latest to expire of the current granted United States patents, the UFRFI license agreement will extend into 2022. Pending and future patent applications related to the UFRFI licensed technology, if granted, would extend the expiration date of the UFRFI license agreement beyond 2026. Loss of the rights to the UFRFI technology licensed to us, for example, due to our inability to comply with the terms and conditions or otherwise of the UFRFI license agreement would have a material adverse effect on our business.

Growth in the sale and distribution of ethanol is dependent on the changes to and expansion of related infrastructure which may not occur on a timely basis, if at all, and our contemplated operations could be adversely affected by infrastructure disruptions.

Substantial development of infrastructure will be required by persons and entities outside our control for our contemplated licensing and cellulosic ethanol production operations, and the ethanol industry generally, to grow. Areas requiring expansion include, but are not limited to:

•	the automobile industry’s manufacture of flexible fuel vehicles;

•	additional rail capacity affecting distribution of ethanol;

•	additional storage facilities for ethanol;

•	increases in truck fleets capable of transporting ethanol within localized markets;

•	expansion of refining and blending facilities to handle ethanol; and

•	growth in service stations equipped to handle ethanol fuels.

Substantial investments required for these infrastructure changes and expansions may not be made or they may not be made on a timely basis. Any delay or failure in making the changes to or expansion of infrastructure could hurt the demand for our proprietary technology or the production of cellulosic ethanol, impede our delivery of cellulosic ethanol, impose additional costs on us, or otherwise have a material adverse effect on our results of operations or financial position. Our contemplated business will be dependent on the continuing availability of infrastructure and any infrastructure disruptions could have a material adverse effect on our business.

New ethanol plants under construction or decreases in the demand for ethanol may result in excess United States production capacity.

A number of our competitors are divisions of substantially larger enterprises and have substantially greater financial resources than we have. Smaller competitors also pose a threat. Farmer-owned cooperatives and independent firms consisting of groups of individual farmers and investors have been able to compete successfully in the ethanol industry. These smaller competitors operate smaller facilities which do not affect the local price of corn grown in proximity to the facility as much as larger facilities. In addition, many of these smaller competitors are farmer-owned and often require their farmer-owners to commit to selling them a certain amount of corn as a requirement of ownership. A significant portion of production capacity in the ethanol industry consists of smaller-sized facilities. In addition, institutional investors and high net worth individuals could heavily invest in ethanol production facilities and oversupply the demand for ethanol, resulting in lower ethanol price levels that might adversely affect the results of our contemplated cellulosic ethanol production operations and financial position.

Risks Specific to Our Specialty Enzymes Business

Macroeconomic conditions beyond our control could lead to decreases in demand for our products, reduced profitability or deterioration in the quality of our accounts receivable.

Domestic and international economic, political and social conditions are uncertain due to a variety of factors, including

•	global, regional and national economic downturns;

•	the availability and cost of credit;

•	volatility in stock and credit markets;

•	energy costs;

•	fluctuations in currency exchange rates;

•	the risk of global conflict;

•	the risk of terrorism and war in a given country or region; and

•	public health issues.

Our business depends on our customers’ demand for our products and services, the general economic health of current and prospective customers, and their desire or ability to make investments in technology. A deterioration of global, regional or local political, economic or social conditions could affect potential customers in a way that reduces demand for our products and disrupts our manufacturing and sales plans and efforts. These global, regional or local conditions also could disrupt commerce in ways that could interrupt our supply chain and our ability to get products to our customers. These conditions may also affect our ability to conduct business as usual. Changes in foreign currency exchange rates may negatively impact reported revenue and expenses. In addition, our sales are typically made on unsecured credit terms that are generally consistent with the prevailing business practices in the country in which the customer is located. A deterioration of political, economic or social conditions in a given country or region could reduce or eliminate our ability to collect accounts receivable in that country or region. In any of these events, our results of operations could be materially and adversely affected.

The financial instability of our customers could adversely affect our business and result in reduced sales, profits and cash flows.

We sell our products to and extend credit to our customers based on an evaluation of each customer’s financial condition, usually without requiring collateral. Our Fuelzyme customers are particularly exposed to the challenges facing the corn ethanol industry. While customer credit losses have historically been within our expectations and reserves, we cannot assure you that this will continue. The financial difficulties of a customer could cause us to curtail business with that customer or the customer to reduce its business with us and cancel orders. Our inability to collect on our trade accounts receivable from any of our major customers could adversely affect our results of operations and financial condition.

Our international manufacturing operations are subject to the risks of doing business abroad, which could affect our ability to manufacture our products in international markets, obtain products from foreign suppliers or control the costs of our products.

We manufacture a majority of our commercial enzyme products through a manufacturing facility in Mexico City owned by Fermic S.A., or Fermic. As a result, we are subject to the general risks of doing business outside the U.S., particularly Mexico, including, without limitation, work stoppages, transportation delays and interruptions, political instability, expropriation, nationalization, foreign currency fluctuation, changing economic conditions, the imposition of tariffs, import and export controls and other non-tariff barriers, and changes in local government administration and governmental policies, and to factors such as the short-term and long-term effects of health risks like the recent outbreak of swine flu. There can be no assurance that these factors will not adversely affect our business, financial condition or results of operations.

If we are unable to access the capacity to manufacture products in sufficient quantity, we may not be able to commercialize our products or generate significant sales.

We have only limited experience in enzyme manufacturing, and we do not have our own internal capacity to manufacture specialty enzyme products on a commercial scale. We expect to be dependent to a significant extent on third parties for commercial scale manufacturing of our specialty enzyme products. We have arrangements with third parties that have the required manufacturing equipment and available capacity to manufacture our commercial enzymes. While we have our own pilot development facility, we continue to depend on third parties for large-scale commercial manufacturing. Additionally, one of our third party manufacturers is located in a foreign country, and is our sole-source supplier for most of our commercial enzyme products. Any difficulties or interruptions of service with our third party manufacturers or our own pilot manufacturing facility could disrupt our research and development efforts, delay our commercialization of specialty enzyme products, and harm our relationships with our specialty enzyme strategic partners, collaborators, or customers.

We have experienced inventory losses and decreased manufacturing yields related to our manufacturing processes for Phyzyme and Fuelzyme, which negatively impacted our product gross margins.

We have in the past experienced inventory losses and decreased manufacturing yields related to contamination and manufacturing issues for Phyzyme and Fuelzyme. While we believe we have adequately resolved our contamination issues and have recovered a substantial portion of such losses from our third-party manufacturer Fermic, there can be no assurance that such losses will not occur in the future or that any amount of future losses will be reimbursed by Fermic. If such contamination issues continue in future periods, or we are not able to otherwise improve our manufacturing yields, our results of operations and financial condition would be adversely affected.

If Danisco or its subsidiary company, Genencor, assumes all or a part of our Phyzyme manufacturing, our gross product revenues will be adversely impacted and our product gross margins could decline.

Due to capacity constraints at Fermic in 2008, we were not able to supply adequate quantities of Phyzyme necessary to meet the increased demand from Danisco. As a result, we contracted with Genencor, a subsidiary of Danisco, to serve as a second-source manufacturer for Phyzyme. Pursuant to current accounting rules, revenue from Phyzyme that is supplied to us by Genencor is recognized in an amount equal to the net profit share received from Danisco, as compared to the full value of the manufacturing costs plus profit share we currently recognize for Phyzyme we manufacture at Fermic. While this revenue recognition treatment has little or no negative impact on the gross margin we recognize for every sale of Phyzyme, it does have a negative impact on the gross product revenue we recognize for Phyzyme as the volume of Phyzyme manufactured by Genencor increases.

In addition, our supply agreement with Danisco for Phyzyme contains provisions which allow Danisco, with six months advance notice, to assume manufacturing rights of Phyzyme. If Danisco were to exercise this right, we may experience significant excess capacity at our third party manufacturing facility. If we were unable to absorb this excess capacity with other products, our results of operations and financial condition would be adversely effected.

We have only limited experience in independently developing, manufacturing, marketing, selling, and distributing commercial specialty enzyme products.

We currently have only limited resources and capability to develop, manufacture, market, sell, or distribute specialty enzyme products on a commercial scale. We will determine which specialty enzyme products to pursue independently based on various criteria, including: investment required, estimated time to market, regulatory hurdles, infrastructure requirements, and industry-specific expertise necessary for successful commercialization. At any time, we may modify our strategy and pursue collaborations for the development and commercialization of some specialty enzyme products that we had intended to pursue independently. We may pursue specialty enzyme products that ultimately require more resources than we anticipate or which may be technically unsuccessful. In order for us to commercialize more specialty enzyme products directly, we would need to establish or obtain through outsourcing arrangements additional capability to develop, manufacture, market, sell, and distribute such products. If we are unable to successfully commercialize specialty enzyme products resulting from our internal product development efforts, we will continue to incur losses in our specialty enzymes business, as well as in our business as a whole. Even if we successfully develop a commercial specialty enzyme product, we may not generate significant sales and achieve profitability in our specialty enzymes business, or in our business as a whole.

We have relied, and will continue to rely, heavily on strategic partners to support our specialty enzymes business.

Historically, we have relied upon a number of collaborations, including those with Syngenta, Danisco, Bunge, Cargill, and BASF, to enhance and support our development and commercialization efforts for our specialty enzymes. An important component of our business plan is to enter into strategic partnerships:

•	to provide capital, equipment and facilities, including significant capital to develop and expand our enzyme manufacturing capabilities;

•	to provide funding for research and development programs, process development programs and commercialization activities for our specialty enzyme products; and

•	to support or provide sales, marketing and distribution services for our specialty enzyme products.

These arrangements with collaborative partners are, and will continue to be, critical to the success of our specialty enzymes business. We cannot guarantee that any collaborative relationship(s) will be entered into, or if entered into, will continue or be successful. Our collaborative partners could experience business difficulties which eliminate or impair their ability to effectively perform under our arrangements with them. Failure to make or maintain these arrangements or a delay or failure in a collaborative partner’s performance under any such arrangements would materially adversely affect our business and financial condition.

We cannot control our collaborative partners’ performance or the resources they devote to our programs. We may not always agree with our partners nor will we have control of our partners’ activities. The performance of our programs may be adversely affected and programs may be delayed or terminated or we may have to use funds, personnel, equipment, facilities and other resources that we have not budgeted to undertake certain activities on our own as a result of these disagreements. Performance issues, program delays or termination or unbudgeted use of our resources may materially adversely affect our business and financial condition.

Disputes may arise between us and a collaborative partner and may involve the issue of which of us owns the technology and other intellectual property that is developed during a collaboration or other issues arising out of the collaborative agreements. Such a dispute could delay the program on which we are working or could prevent us from obtaining the right to commercially exploit such developments. It could also result in expensive arbitration or litigation, which may not be resolved in our favor. Our collaborative partners could merge with or be acquired by another company or experience financial or other setbacks unrelated to our collaboration that could, nevertheless, adversely affect us.

Risks Related to Owning Our Common Stock and this Offering

We are subject to anti-takeover provisions in our certificate of incorporation, bylaws, and Delaware law and have adopted a shareholder rights plan that could delay or prevent an acquisition of our company, even if the acquisition would be beneficial to our stockholders.

Provisions of our certificate of incorporation, our bylaws and Delaware law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. In addition, we adopted a share purchase rights plan that has anti-takeover effects. The rights under the plan will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination approved by our board, since the rights may be amended to permit such an acquisition or may be redeemed by us. These provisions in our charter documents, under Delaware law, and in our rights plan could discourage potential takeover attempts and could adversely affect the market price of our common stock. Because of these provisions, our common stockholders might not be able to receive a premium on their investment.

We expect that our quarterly results of operations will fluctuate, and this fluctuation could cause our stock price to decline, causing investor losses.

Our quarterly operating results have fluctuated in the past and are likely to do so in the future. These fluctuations could cause our stock price to fluctuate significantly or decline. Revenue and expenses in future periods may be greater or less than in the immediately preceding period or in the comparable period of the prior year. Some of the factors that could cause our operating results to fluctuate include:

•	termination of strategic alliances and collaborations;

•	the success rate of our discovery efforts associated with milestones and royalties;

•	the ability and willingness of strategic partners and collaborators to commercialize, market, and sell royalty-bearing products or processes on expected timelines;

•

our ability to enter into new agreements with potential strategic partners and collaborators or to extend the terms of our existing strategic alliance agreements and collaborations, and the terms of any agreement of this type;

•	our need to continuously recruit and retain qualified personnel;

•	our ability to successfully satisfy all pertinent regulatory requirements;

•	our ability to successfully commercialize products or processes developed independently and the demand and prices for such products or processes;

•	the cost and timing of optimization and operation of our cellulosic ethanol demonstration facility;

•	the extent, cost and timing of any new projects for the development of commercial-scale cellulosic ethanol facilities;

•	general and industry specific economic conditions, which may affect our, and our collaborative partners’, research and development expenditures; and

•	increased expenses related to the implementation of our vertical integration strategy within biofuels.

A large portion of our expenses, including expenses for facilities, equipment and personnel, are relatively fixed. Failure to achieve anticipated levels of revenue could therefore significantly harm our operating results for a particular fiscal period.

Due to the possibility of fluctuations in our revenue and expenses, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance. Our operating results in some quarters may not meet the expectations of stock market analysts and investors. In that case, our stock price would probably decline.

Our stock price has been and may continue to be particularly volatile.

The market price of our common stock has in the past been and is likely to continue to be subject to significant fluctuations. Between January 1, 2006 and October 2, 2009, the closing market price of our common stock has ranged from a low of $2.76 to a high of $138.96. Since the completion of our merger with Celunol on June 20, 2007, the closing market price of our common stock has ranged from $2.76 to $81.96. The closing market price of our common stock on September 30, 2009 was $6.84, and the closing price of our common stock on October 2, 2009 was $6.55. Some of the factors that may cause the market price of our common stock to fluctuate include:

•	the entry into, or termination of, key agreements, including key collaboration agreements and licensing agreements;

•	interruption or delay in the optimization and operation of our cellulosic ethanol demonstration facility;

•	risks and uncertainties related to siting, permitting, construction, materials and equipment procurement, and other issues related to development of commercial-scale facilities;

•	any inability to obtain additional financing on favorable terms to fund our operations and pursue our business plan;

•	reductions in the price of gasoline or increases in the prices for biomass feedstocks;

•	future royalties from product sales, if any, by our collaborative partners;

•	future royalties and fees for use of our proprietary processes, if any, by our licensees;

•	the initiation of material developments in, or conclusion of litigation to enforce or defend any of our intellectual property rights or otherwise;

•	our results of operations and financial condition, including our cash reserves and cost level;

•	general and industry-specific economic and regulatory conditions that may affect our ability to successfully develop and commercialize biofuels and cellulosic ethanol and other products;

•	significant accidents, damage from severe weather or other natural disasters affecting our cellulosic ethanol pilot and demonstration facilities;

•	developments involving our 2009 Notes, 2008 Notes and 2007 Notes;

•	the loss of key employees;

•	the introduction of technological innovations or alternative fuel sources or other products by our competitors;

•	decreases in the market for ethanol, and cellulosic ethanol;

•	sales of a substantial number of shares of our common stock by our large shareholders;

•	changes in estimates or recommendations by securities analysts, if any, who cover our common stock;

•	future sales of our common stock or other capital-raising activities;

•

issuance of shares by us, and sales in the public market of the shares issued, upon conversion of the 2009 Notes, 2008 Notes, 2007 Notes or exercise of our outstanding warrants, including the extent to which we issue shares versus pay cash in satisfaction of any “make-whole” obligation arising upon conversion of some or all of the 2008 Notes or to pay interest due under the 2008 Notes; and

•	period-to-period fluctuations in our financial results.

Moreover, the stock markets in general are currently experiencing substantial volatility related to general economic conditions and may continue to experience volatility for some time. The stock markets have experienced in the past substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of our common stock.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

Concentration of ownership among our existing officers, directors and principal stockholders may prevent other stockholders from influencing significant corporate decisions and depress our stock price.

Our officers, directors, and stockholders with at least 10% of our stock together controlled approximately 27% of our outstanding common stock as of September 30, 2009. If these officers, directors, and principal stockholders act together, they will be able to exert a significant degree of influence over our management and affairs and matters requiring stockholder approval, including the election of directors and approval of mergers or other business combination transactions. The interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders. For instance, officers, directors, and principal stockholders, acting together, could heavily contribute to our entering into transactions or agreements that we would not otherwise consider. Similarly, this concentration of ownership may have the effect of delaying or preventing a change in control of our company otherwise favored by our other stockholders. This concentration of ownership could depress our stock price.

Future sales of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of September 30, 2009, we had 9,427,851 shares of common stock outstanding. In addition, all of the shares offered under this prospectus supplement and the accompanying prospectus, including the shares issuable upon exercise of the warrants offered hereby, will be freely tradeable without restriction or further registration upon issuance unless purchased by our affiliates.

Furthermore, the anti-dilution provisions of our 2008 Notes and of the warrants issued in connection therewith will be triggered by the issuance of common stock and warrants to purchase common stock in this offering, resulting in a further dilutive effect to other stockholders. Immediately prior to this offering, approximately 777,000 shares of common stock were issuable upon conversion of our 2008 Notes and approximately 748,000 shares of common stock were issuable upon exercise of the warrants issued in connection with the 2008 Notes. Assuming that we raise approximately $15 million in this offering, and that the units are offered at a 5% discount to an assumed current market price of $6.50 and provide for 30% warrant coverage, following the offering there will be approximately 907,000 shares of common stock issuable upon conversion of the 2008 Notes and approximately 914,000 shares of common stock issuable upon exercise of the warrants issued in connection therewith.

Our executive officers, directors and certain of our security holders have agreed that, subject to certain limited exceptions, during the period ending 90 days after the date of this prospectus supplement, they will not sell, pledge or otherwise dispose of shares of our common stock or any securities convertible into or exchangeable for our common stock, without the prior written consent of Lazard Capital Markets LLC, who may release any of the securities subject to these lock-up agreements at any time without notice.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements, including those that are not historical facts are hereby identified as forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, forward-looking statements regarding the Company’s expected performance and financial results in future periods—which include words such as “expect(s)”, “intends”, “plans”, “seeks”, “estimates”, “could”, “should”, “feel(s)”, “believe(s)”, “will”, “would”, “may”, “can”, “anticipate(s)”, “potential”, and similar expressions or the negative of these terms—are based upon management’s current expectations and beliefs, are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in or contemplated by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date made. The following factors known to management, including those set forth in our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2008, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, and our subsequent Current Reports on Forms 8-K filed with the SEC, could cause actual results to differ materially from those described in such forward-looking statements: our ability to raise cash or to produce cash from operations sufficient to fund our current level of activities; our ability to manage our existing and future collaboration relationships and to find future strategic partners; our ability to manage our growth; concerns about genetically engineered products and processes; our ability to obtain necessary government approvals; availability of feedstocks necessary to produce ethanol; and demand for ethanol. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. In addition, we encourage you to review the risk factors contained in our Annual Report on Form 10-K and in our other reports, registration statements and other documents filed from time to time with the SEC which describe a number of additional risks and uncertainties that could cause actual results to differ materially from those expected in the forward-looking statements made in such reports.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities offered by us in this offering pursuant to this prospectus supplement and the accompanying prospectus, excluding the proceeds, if any, from the exercise of the warrants issued in this offering, will be approximately $13.675 million, if we sell the maximum number of units, after deducting estimated underwriting discounts and commissions and all estimated offering expenses payable by us.

We currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include research and development, capital expenditures, working capital, and general and administrative expenses; however, we cannot specify these uses with certainty. We may also use a portion of the net proceeds to fund our first commercial cellulosic ethanol plant under our collaboration with BP. We are continually evaluating, and may pursue, various acquisitions and other strategic opportunities. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Currently, however, we have no binding commitment related to any future opportunities. Pending these uses, we intend to invest the net proceeds of this offering in investment-grade, interest-bearing securities.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is traded on the NASDAQ Global Market under the symbol “VRNMD” until October 7, 2009, at which time our common stock will revert to trading under the symbol “VRNM.”

The following table sets forth, for the periods indicated, the range of high and low sales prices per share for our common stock for each quarter in fiscal 2007 and 2008, and for the first three quarters in fiscal 2009, as reported by the NASDAQ Global Market.

	Sales Prices (1)
	High	Low
Fiscal Year Ended December 31, 2007
First Quarter	$149.24	$73.08
Second Quarter	$103.20	$49.20
Third Quarter	$83.76	$56.16
Fourth Quarter	$71.40	$40.20
Fiscal Year Ended December 31, 2008
First Quarter	$63.60	$28.08
Second Quarter	$49.56	$21.00
Third Quarter	$46.56	$10.80
Fourth Quarter	$17.16	$6.12
Fiscal Year Ended December 31, 2009
First Quarter	$18.60	$2.76
Second Quarter	$11.76	$3.04
Third Quarter	$9.34	$5.88

(1) Prices have been adjusted to reflect the 1-for-12 reverse stock split that was effected on September 9, 2009.

On September 9, 2009, we effected a twelve-for-one reverse stock split of our common stock. On October 5, 2009, the last reported sale price of our common stock on the NASDAQ Global Market was $6.60 per share. As of September 30, 2009, there were approximately 339 holders of record of our common stock.

Historically we have not paid cash dividends and we anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering a maximum of [            ] units, consisting of [            ] shares of common stock and warrants to purchase an additional [            ] shares of common stock. Each unit consists of one share of common stock and a warrant to purchase 0.[__] of a share of common stock at an exercise price of $[            ] per share. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. This prospectus also relates to the offering of shares of our common stock upon exercise, if any, of the warrants.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 7 of the accompanying prospectus.

Warrants

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the form of warrant attached as Exhibit A hereto. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Exercisability. The warrants are exercisable beginning on the date of original issuance and at any time up to the date that is five years after such date. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, except upon at least 61 days’ prior notice from the holder to us, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants; and in no event will the holder have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise.

Cashless Exercise. In the event that a registration statement covering shares of common stock underlying the warrants, or an exemption from registration, is not available for the resale of such shares of common stock underlying the warrants, the holder may, with our consent, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the warrants is $[            ] per share of common stock being purchased. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not plan on making an application to list the warrants on the NASDAQ Global Market, any other national securities exchange or other nationally recognized trading system.

Fundamental Transactions. We will not enter into or be party to a fundamental transaction, which is a merger or other change of control transaction, as described in the warrants, unless the successor entity, as described in the warrants, assumes the warrants and delivers new warrants that are substantially similar. If we enter into, or are a party to, a fundamental transaction pursuant to which our stockholders are entitled or required to receive securities issued by another company or cash or other assets in exchange for shares of our common stock, which we refer to as a corporate event, a holder of a warrant will have the right to receive, upon an exercise of the warrant, consideration as if the holder had exercised its warrant immediately prior to such corporate event.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Waivers and Amendments. Any term of the warrants may be amended or waived with our written consent and the written consent of the holders of warrants.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2009:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the assumed sale of 2,500,000 shares of common stock in this offering and our receipt of proceeds, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto incorporated by reference in the accompanying prospectus.

	As of June 30, 2009
	Actual	As Adjusted
	(Unaudited, dollars in thousands)
Current portion of long-term debt	$10,643	$10,643
Long-term debt, net of current portion	115,830	115,830
Stockholders’ Equity
Preferred Stock, $.001 par value, no shares issued and outstanding at June 30, 2009	—	—
Common stock, $.001 par value, 250,000,000 shares authorized; 8,273,000 shares (10,773,000, as adjusted) issued and outstanding at June 30, 2009	8	11
Additional paid-in capital	577,430	591,103
Accumulated deficit	(630,202)	(630,202)
Cumulative effect of adjustment related to the adoption of EITF 07-05	5,420	5,420

Total stockholders’ deficit	(47,344)	(33,669)

Total capitalization	$79,129	$92,804

DILUTION

Our historical net tangible book value as of June 30, 2009 was negative $11.1 million or negative $0.11 per share of common stock, based on 99.3 million shares of common stock outstanding as of June 30, 2009. Historical net tangible book value per share is determined by dividing our total tangible assets, less total liabilities and redeemable preferred stock by the actual number of shares of common stock outstanding

After giving effect to our assumed sale of 2,500,000 shares of common stock in this offering, at an assumed public offering price of $6.00 per unit (or $6.00 per share of common stock included in each unit and attributing no value to the warrant included in each unit) and after deducting underwriting discounts and commissions and all estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2009 would have been $2.5 million, or $0.24 per share of common stock. This represents an immediate increase in net tangible book value of $1.59 per share to our existing stockholders and an immediate dilution of $5.76 per share to investors participating in this offering. Dilution per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately afterwards, after giving effect to the assumed sale of 2,500,000 shares in this offering at an assumed public offering price of $6.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The following table illustrates this per share dilution to investors participating in this offering:

Public offering price per share included in each unit		$6.00
Historical net tangible book value per share as of June 30, 2009	$(1.35)
Increase per share attributable to investors participating in this offering	$1.59

Adjusted net tangible book value per share after this offering		$0.24

Dilution per share to new investors participating in this offering		$5.76

As of June 30, 2009, there were 708,591 shares of common stock reserved for issuance upon the exercise of outstanding options at a weighted average exercise price of $73.61 per share, and 1,992,624 shares of common stock reserved for issuance upon the exercise of outstanding warrants at a weighted average exercise price of $57.04 per share. If all of these options and warrants had been exercised as of June 30, 2009, as adjusted net tangible book value per share after this offering would be $0.19 and total dilution per share to new investors would be $5.81.

Investors that purchase common stock upon the exercise of the warrants offered hereby may experience dilution depending on our net tangible book value (deficit) at the time of exercise.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, Lazard Capital Markets LLC, as the sole underwriter, has agreed to purchase, and we have agreed to sell to it, the number of shares of our common stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement as indicated below:

Underwriter	Number of Shares
Lazard Capital Markets LLC

Total:

The underwriter is offering the shares of common stock subject to its acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriter is obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken.

The underwriter initially proposes to offer the shares of common stock directly to the public at the public offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $.234 per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriter.

Commissions and Discounts

The following table shows the public offering price, underwriting discount and proceeds before expenses to us.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

The expenses of the offering, not including the underwriting discount, are estimated to be $[            ] and are payable by us.

Quotation on the NASDAQ Global Market

Our common stock is listed on the NASDAQ Global Market under the symbol “VRNMD” until October 7, 2009, at which time our common stock will revert to trading under the symbol “VRNM.”

No Sales of Similar Securities

We, each of our executive officers and directors and certain of our stockholders, subject to certain exceptions, have agreed with Lazard Capital Markets LLC not to dispose of or hedge any of our shares of common stock for 90 days after the date of this prospectus without first obtaining the written consent of Lazard Capital Markets LLC. The 90-day “lock-up” period during which we and our executive officers and directors and certain of our stockholders, are restricted from engaging in transactions in our common stock is subject to extension such that, in the event that either (i) during the last 17 days of the “lock-up” period, we issue an earnings or financial results release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the “lock-up” period, we announce that we will release earnings or financial results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” period will be extended until the expiration of the 18-day period beginning on the issuance of the earnings or financial results release or the occurrence of the material news or material event, as applicable, unless Lazard Capital Markets LLC waives, in writing, such an extension.

Price Stabilization, Short Positions

In order to facilitate the offering of the common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriter may sell more shares than it is obligated to purchase under the underwriting agreement, creating a short position. The underwriter must close out any short position by purchasing shares in the open market. A short position may be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchased in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or slow a decline in the market price of our common stock. The underwriter is not required to engage in these activities, and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriter may be required to make in respect of those liabilities.

A prospectus in electronic format may be made available on websites maintained by the underwriter. The underwriter may agree to allocate a number of shares of common stock to underwriters for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter on the same basis as other allocations.

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”). The shares of common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 or FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us, and

(b) it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

European Economic Area

To the extent that the offer of the common stock is made in any Member State of the European Economic Area that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the common stock which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities,

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or

(c) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The EEA selling restriction is in addition to any other selling restrictions set out below. In relation to each Relevant Member State, each purchaser of shares of common stock (other than the underwriters) will be deemed to have represented, acknowledged and agreed that it will not make an offer of shares of common stock to the public in any Relevant Member State, except that it may, with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State, make an offer of shares of common stock to the public in that Relevant Member State at any time in any circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that such purchaser agrees that it has not and will not make an offer of any shares of common stock in reliance or purported reliance on Article 3(2)(b) of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Shares to the public” in relation to any shares of common stock in any Relevant Member State has the same meaning as in the preceding paragraph.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into our registration statement on Form S-3 of which this prospectus is a part, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information contained in this prospectus modifies, supersedes and replaces information incorporated by reference into this prospectus that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC and deemed to be incorporated by reference into this prospectus will automatically update and supersede the information contained in this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8–K):

•	Our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 16, 2009 and amended on Form 10-K/A filed with the SEC on April 30, 2009;

•

Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, filed with the SEC on May 18, 2009, August 10, 2009, respectively; as well as our Notification of Late Filing, filed with the SEC on May 11, 2009;

•	Our Definitive Proxy Statement filed with the SEC on August 4, 2009;

•

Our Current Reports on Form 8-K filed with the SEC on January 16, 2009, February 20, 2009, February 27, 2009, April 3, 2009, May 1, 2009, May 11, 2009, May 18, 2009, July 1, 2009, August 10, 2009, August 28, 2009, September 3, 2009, September 4, 2009, September 8, 2009, September 9, 2009, September 21, 2009 and September 25, 2009; and

•

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 26, 2000, including any amendments or reports filed for the purposes of updating this description.

You may obtain a copy of all of the documents that have been incorporated by reference in this prospectus, including exhibits to these documents, without charge by requesting them from us. If you would like to request documents from us, please send a request in writing or by telephone at the following address or telephone number:

Verenium Corporation

55 Cambridge Parkway

Cambridge, MA 02142

Tel: (617) 674-5300

Attn: Investor Relations

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superceded or replaced, will not be deemed, except as so modified, superceded or replaced, to constitute a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the common stock offered by us in this offering will be passed upon for us by Cooley Godward Kronish LLP, Boston, Massachusetts. Certain legal matters in connection with the offering will be passed upon for the underwriter by Proskauer Rose LLP, New York, New York.

EXHIBIT A

FORM OF WARRANT

VERENIUM CORPORATION

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Number of Shares of Common Stock:

Date of Issuance: October [    ], 2009 (“Issuance Date”)

Verenium Corporation, a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [INVESTOR NAME], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof (the “Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [            (            )]1 fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is the Warrant to purchase Common Stock (this “Warrant”) issued pursuant to (i) the Company’s Prospectus Supplement, dated October [    ], 2009 (the “Prospectus”) and (ii) the Company’s Registration Statement on Form S-3 (File number 333-147403) (the “Registration Statement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) provided the conditions for cashless exercise set forth in Section 1(d) are satisfied, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and American Stock Transfer & Trust Company (the Company’s “Transfer Agent”). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise

[1]	Insert a number of shares equal to 40% of the number of Common Shares purchased.

Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $[            ], subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of receipt of the Exercise Delivery Documents in compliance with the terms of this Section 1, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a registration statement covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”), or an exemption from registration, is not available for the resale of such Unavailable Warrant Shares, the Holder may, with the consent of the Company (in the Company’s sole discretion), exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B)  –  (A x C)

                                      B

For purposes of the foregoing formula:

A =	the total number of shares with respect to which this Warrant is then being exercised.

B =	the arithmetic average of the Closing Sale Prices of the shares of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Rule 144. For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Prospectus.

(f) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

(g) Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2; provided further, however, that this subsection (b) shall not obligate the Company to provide for price-based or any other anti-dilution protection for the Holder as a result of the sale or other issuances of the Company’s securities at a price below the Exercise Price.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes this Warrant in accordance with the provisions of this Section (4)(b), including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Holder. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the following instructions: (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

(a) if to the Company, to:

Verenium Corporation

55 Cambridge Parkway,

Cambridge, MA 02142

Attention: Gerald M. Haines, Esq.

Facsimile: (617) 674-5353

with copies to:

Cooley Godward Kronish LLP

The Prudential Building

800 Boylston Street

Boston, MA 02199

Attention: Marc Recht, Esq.

Facsimile: (617) 937-2400

(b) if to the Investor, at its address on the Exercise Notice, annexed as Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

14. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

15. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bloomberg” means Bloomberg Financial Markets.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c) “Change of Control” means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock, in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(d) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(e) “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(f) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(g) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., The American Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Capital Market.

(h) “Expiration Date” means the date that is sixty (60) months following the Date of Issuance or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(i) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(j) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(k) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(l) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(m) “Principal Market” means The NASDAQ Global Market.

(n) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(o) “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(p) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

VERENIUM CORPORATION

By:

        Name:

        Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

VERENIUM CORPORATION

The undersigned holder hereby exercises the right to purchase                                  of the shares of Common Stock (“Warrant Shares”) of Verenium Corporation, a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

a “Cash Exercise” with respect to Warrant Shares; and/or

a “Cashless Exercise” with respect to Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                             to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder             Warrant Shares in accordance with the terms of the Warrant.

Date:                                         ,

_____________________________________

Name of Registered Holder

By:

        Name:

        Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated [            ], 200_ from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company.

VERENIUM CORPORATION

By:

        Name:

        Title:

PROSPECTUS

$150,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEBT SECURITIES

3,000,000 Shares of Common Stock

Offered by

the Selling Stockholders

From time to time, we may sell up to an aggregate of $150,000,000 of our common stock, preferred stock, warrants or debt securities. We will specify the terms of any offering of such securities in a prospectus supplement. In addition, from time to time, the selling stockholders identified in this prospectus under the heading “Selling Stockholders,” or their transferees, pledgees, donees or other successors-in-interest may sell up to an aggregate of 3,000,000 shares of our common stock held by them.

Our common stock is traded on the NASDAQ Global Market under the trading symbol “VRNM.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NASDAQ Global Market or other securities exchange of the securities covered by the prospectus supplement.

Our principal executive offices are located at 55 Cambridge Parkway, Cambridge, MA 02142, and our telephone number at that address is (617) 674-5300.

You should read this prospectus and any prospectus supplement carefully before you invest.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTIONS ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR QUARTERLY REPORT ON FORM 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AS UPDATED BY ANY SUBSEQUENT FILING WITH THE COMMISSION THAT IS INCORPORATED BY REFERENCE HEREIN.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us or the selling stockholders to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007

VERENIUM, DIVERSA®, CELUNOL, Accentuase, Cottonase, DirectEvolution®, Diverse Library, Fuelzyme, GeneReassembly, Gene Site Saturation Mutagenesis, GigaMatrix, GSSM, Luminase, Purifine, Pyrolase, SingleCell, Fuelzyme-LF and Fuelzyme-CX are trademarks of Verenium Corporation. All other trademarks, service marks and trade names in this prospectus are the property of their respective owners.

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus and any applicable prospectus supplement is an offer to sell and is seeking offers to buy only the securities offered hereby and thereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information we have incorporated by reference into this prospectus or included in any prospectus supplement is accurate only as of the date of the document incorporated by reference or the date on the front cover of the prospectus supplement, as applicable, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell common stock, preferred stock, warrants or debt securities in one or more offerings up to a total dollar amount of $150,000,000. In addition, the selling stockholders may sell up to an aggregate of 3,000,000 shares of common stock in one or more offerings. This prospectus provides you with a general description of the securities that we or the selling stockholders may offer. Each time we sell common stock, preferred stock, warrants or debt securities, or the selling stockholders sell common stock, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also use a prospectus supplement to add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with any applicable prospectus supplement and the materials we have incorporated by reference into this prospectus and the prospectus supplement, includes all material information relating to this offering. Please carefully read both this prospectus and any applicable prospectus supplement together with the additional information described below under the captions “Where You Can Find More Information” and “Incorporation by Reference” beginning on pages 28 and 29, respectively, before buying any securities in this offering.

SUMMARY

This summary highlights selected information appearing elsewhere and incorporated by reference in this prospectus and may not contain all of the information that is important to you. This prospectus and the documents incorporated by reference herein include information about the securities being offered, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus and any prospectus supplement in its entirety, including the documents incorporated by reference herein and therein. As used in this prospectus, unless otherwise specified or the context requires otherwise, the terms “Verenium,” “we,” “our” and “us” refer to Verenium Corporation and its subsidiaries.

Overview

We were incorporated in Delaware in December 1992 under the name Industrial Genome Sciences, Inc. In August 1997, we changed our name to Diversa Corporation. On June 20, 2007, we completed our previously-announced merger transaction with Celunol Corp, or Celunol. The combined company, which has been renamed Verenium Corporation, possesses a portfolio of specialty enzyme products and is developing unique technical and operational capabilities designed to enable the production of low-cost, biomass-derived sugars for a number of major industrial applications. In connection with the corporate name change, we changed our NASDAQ ticker symbol from “DVSA” to “VRNM” and began trading under the new ticker symbol effective June 21, 2007.

Effective with our merger with Celunol, we now operate in two business units. Our specialty enzymes unit develops customized enzymes for use within the alternative fuels, industrial, and health and nutrition markets to enable higher throughput, lower costs, and improved environmental outcomes. Our biofuels business unit is focused on developing unique technical and operational capabilities designed to enable the production and commercialization of biofuels, in particular ethanol from cellulosic biomass. We believe the most significant near-term commercial opportunity for our specialty enzymes business unit is potential growth in sales of our current Phyzyme XP and Quantum phytase enzymes for animal feed, Fuelzyme-LF product in corn-based ethanol applications, as well as potential growth in sales from the introduction of our Purifine product for biodiesel and edible oils applications. We believe the most significant near-term commercial opportunity for our biofuels business unit is the large-scale commercial production of cellulosic ethanol derived from multiple biomass feedstocks.

Company Information

Our executive offices are located at 55 Cambridge Parkway, Cambridge, Massachusetts 02142, and our telephone number is (617) 674-5300. We maintain an Internet website at www.verenium.com. Information contained in or accessible through our website does not constitute part of this prospectus.

Risk Factors

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement and our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or incorporated by reference in this prospectus and any applicable prospectus supplement. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities being offered by this prospectus and the applicable prospectus supplement could decline and you might lose all or part of your investment.

The Securities We May Offer

We may offer shares of our common stock or preferred stock, and various series of debt securities and/or warrants to purchase any of these securities, with a total value, excluding the value of the shares of common stock being offered for resale by the selling stockholders, of up to $150,000,000, from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest, dividends or other payments;

•	redemption, conversion, exercise, exchange, liquidation preference or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights; and

•	certain federal income tax considerations.

A prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through agents, underwriters or dealers. We, and our agents, dealers or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the name of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to any preferences of any of our preferred stock that may be outstanding, holders of our common stock are entitled to dividends when and if declared by our board of directors.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or our other securities. Conversion may be mandatory or at the option of the holders of our preferred stock and would be at prescribed conversion rates.

Warrants. We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplement related to any series of warrants being offered, as well as the warrant agreements that contain the terms of the warrants. Forms of the warrant agreements and forms of warrants containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part. We anticipate that, in connection with any offering of warrants, supplemental agreements and forms of warrants containing the terms of the warrants being offered in that particular offering will also be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreements with a warrant agent. Each warrant agent will be a bank that we select. We will state the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Debt Securities. We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into our common stock or our other securities. Conversion may be mandatory or at the option of the holders of our debt securities and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplement related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

The Securities the Selling Stockholders May Offer

The selling stockholders may resell or dispose of up to an aggregate of 3,000,000 shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described under “Plan of Distribution.” The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of these shares. We will not receive any of the net proceeds from the sale of these shares of common stock by the selling stockholders.

Financial Ratios

The following table sets forth our ratio of earnings to fixed charges for the years ended December 31 2002, 2003, 2004, 2005, and 2006 and for the nine months ended September 30, 2006 and 2007. As earnings were inadequate to cover the combined fixed charges, we have provided the average deficiency amounts. Fixed charges are the sum of (i) interest costs, including amortization of debt issuance costs; and (ii) the portion of operating lease rental expense that is representative of the interest factor ranging from 5.5% to 8.5%.

	Fiscal Year Ended December 31,					Nine Months Ended September 30,
	2002	2003	2004	2005	2006	2006	2007
EARNINGS
Net loss	$(27,987)	$(57,696)	$(33,425)	$(89,718)	$(39,271)	$(33,148)	$(86,011)
Plus: Fixed charges	1,787	1,794	2,046	1,646	1,474	1,135	4,600
Less: Interest capitalized	—	—	—	—	—	—	(300)
Plus: Amortization of interest capitalized	—	—	—	—	—	—	—

Earnings	$(26,200)	$(55,902)	$(31,379)	$(88,072)	$(37,797)	$(32,013)	$(81,711)

FIXED CHARGES
Interest expense on indebtedness	1,511	1,434	1,664	1,282	1,003	777	4,057
Interest capitalized	—	—	—	—	—	—	300
Interest expense on portion of rent	276	360	382	364	471	358	243

Total fixed charges	$1,787	$1,794	$2,046	$1,646	$1,474	$1,135	$4,600

Ratio of earnings to fixed charges	—	—	—	—	—	—	—
Coverage deficiency	$(27,987)	$(57,696)	$(33,425)	$(89,718)	$(39,271)	$(33,148)	$(86,311)

For the periods indicated in the table above, we had no outstanding shares of preferred stock with required dividend payments. As we had no earnings for the nine months ended September 30, 2006 and 2007, and in each of the years in the five-year period ended December 31, 2006, we are unable to calculate the ratio of combined fixed charges and preference dividends to earnings.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” of Verenium within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements related to:

•	investments in our core technologies and in our internal product candidates;

•	our ability to enter into additional biodiversity access agreements;

•	the discovery, development and/or optimization of novel genes, enzymes and other biologically active compounds;

•	the development and commercialization of products and product candidates;

•	the opportunities in our target markets;

•	the benefits to be derived from our current and future strategic alliances;

•	the benefits to be derived from our strategic reorganization in 2006;

•	the benefits to be derived from our vertical integration strategy within biofuels;

•	our plans for future business development activities;

•	our plans for our discontinued programs and products, including our pharmaceutical programs;

•	our estimates regarding market sizes and opportunities, as well as our future revenue, product-related revenue, profitability and capital requirements,

•	the potential value created by the merger with Celunol for our stockholders;

•	the potential technological, strategic and commercial advantages and benefits created by the merger with Celunol;

•	our plans regarding future research, development, commercialization, independent project development, collaboration, licensing, intellectual property, regulatory and financing activities;

•

statements related to potential growth in the use of ethanol, including cellulosic ethanol, the economic prospects for the ethanol industry and cellulosic ethanol and the advantages of cellulosic ethanol versus ethanol and other fuel sources;

•	our ability to access satisfactory financing and our expected cash needs; and

•

our results of operations, financial condition and businesses, and products and product candidates under development and the expected impact of the merger with Celunol on our financial and operating performance.

Words such as “anticipates,” “believes,” “forecast,” “potential,” “contemplates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can” and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the following:

•	we may not be able to access satisfactory financing;

•

technological, regulatory, competitive and other risks related to growth in the use of ethanol, including cellulosic ethanol, and the economic prospects for the ethanol industry and cellulosic ethanol; and

•	technological, regulatory, competitive, collaborative, execution and other risks associated with implementation of our business plan.

Many of the important factors that will determine these results and values are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements. Before deciding to purchase any of our securities offered by this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, in addition to the other information set forth in this prospectus, any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale by us of the securities offered hereby, excluding the proceeds from the sale of up to an aggregate of 3,000,000 shares of our common stock by the selling stockholders. Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale by us of the securities offered hereby for general corporate purposes, which may include research and development, capital expenditures, working capital, and general and administrative expenses. We may also use a portion of the net proceeds in connection with entering into strategic partnerships or collaborations, or to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current commitments or agreements with respect to any strategic partnerships, collaborations or acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale by us of any securities sold pursuant to the prospectus supplement. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

We will not receive any proceeds from the sale of up to an aggregate of 3,000,000 shares of common stock by the selling stockholders. The proceeds from the sale of these shares by the selling stockholders pursuant to any prospectus supplement will be solely for the accounts of the selling stockholders or their pledgees, donees, transferees or other successors-in-interest.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 170,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, 650,000 shares of which have been designated by our board of directors as Series A Junior Participating Preferred Stock. As of November 7, 2007, there were 63,103,235 shares of common stock outstanding and no shares of preferred stock outstanding.

The following summary describes the material terms of our capital stock. The description of capital stock is qualified by reference to our certificate of incorporation and bylaws which are incorporated by reference in the registration statement of which this prospectus is a part.

Common Stock

Voting. Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Under our certificate of incorporation and bylaws, directors are elected by a plurality vote, and our stockholders do not have cumulative voting rights. Accordingly, the holders of a majority of our outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. In all other matters, an action by our common stockholders requires the affirmative vote of the holders of majority of our outstanding shares of common stock entitled to vote.

Dividends and Other Distributions. Subject to the rights of any outstanding shares of preferred stock, holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets. Any dividends on our common stock will be non-cumulative.

Distribution on Liquidation or Dissolution. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets legally available for distribution to our stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of our preferred stock.

Other Rights. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights, nor do they carry any rights to any sinking fund provisions.

Preferred Stock

Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 5,000,000 shares of preferred stock in one or more series and to fix or alter, from time to time, the designations, powers and rights of each series of preferred stock and the qualifications, limitations or restrictions of any series of preferred stock, including dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices and the liquidation preference of any wholly issued series of preferred stock, any or all of which may be greater than the rights of the common stock, and to establish the number of shares constituting any such series. To date, our board of directors has designated 650,000 of the 5,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail below under “—Share Purchase Rights Plan.”

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and any applicable prospectus supplements in the certificate of designation relating to each such series. We will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more current reports on Form 8-K, the form of any certificates of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period, payment date or dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion price, or how it will be calculated, and under what circumstances and the mechanism by which it may be adjusted, and the conversion period;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications, limitations of or restrictions on the preferred stock.

If we issue and sell shares of preferred stock pursuant to this prospectus, together with any applicable prospectus supplement, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The laws of the state of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. Preferred stock could be issued quickly with terms designed to delay, deter or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock or any of our other securities.

Share Purchase Rights Plan

Each outstanding share of our common stock has attached to it one preferred share purchase right, which we refer to as a right. Each right entitles the registered holder of our common stock to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock, which we refer to as participating preferred shares, at a price of $125.00 per one one-hundredth of a participating preferred share, subject to adjustment. Each one one-hundredth of a share of participating preferred shares has designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a share of our common stock. The description and terms of the rights are set forth in a Rights Agreement, dated as of December 13, 2000, as amended, between us and American Stock Transfer & Trust Company, as rights agent.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Provisions of our certificate of incorporation and bylaws may make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of us. These provisions could limit the price that investors might be willing to pay for our common stock or other securities and may deter changes in our management. Examples of these provisions include:

•

granting our board of directors authority to issue up to 5,000,000 shares of preferred stock with any rights or preferences, including the right to approve or not approve an acquisition or other change in our control, without stockholder approval;

•	prohibiting stockholder action by written consent;

•	establishing a classified board of directors, where only a portion of our total board will be elected at each annual meeting;

•

limitations on our stockholders’ ability to call special meetings by requiring special meetings of our stockholders to be called only by the Chairman of our board of directors, our Chief Executive Officer, by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, or by the holders of shares entitled to cast not less than 10% of the votes at such meetings;

•

establishing advance notice requirements for nominations for election to our board of directors and for proposing matters to be acted on by stockholders at stockholder meetings, which may delay or preclude stockholders from bringing matters before a meeting of our stockholders or from making nominations for directors at a meeting of stockholders, and could delay or deter takeover attempts or changes in our management;

•

providing that, until the next annual stockholders’ meeting, vacancies in our board of directors may be filled only by a majority of the directors then in office and allowing the authorized number of directors to be set by the a resolution adopted by a majority of the directors then in office;

•

prohibiting cumulative voting in the election of our directors for so long as we are not subject to Section 2115 of the California General Corporate Law, which would otherwise allow a minority stockholder holding a sufficient percentage of a class of shares to ensure the election of one or more directors;

•

requiring the approval of the holders of at least 66 2 /3% of our then outstanding common stock to approve any amendments to certain of the provisions in our certificate of incorporation relating to our board of directors and amendment of our bylaws; and

•	requiring the approval of the holders of at least 66 2 /3% of our then outstanding common stock to approve any amendments to our bylaws.

These and other provisions contained in our certificate of incorporation and bylaws are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. However, these provisions could delay or discourage transactions involving an actual or potential change in control of us, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which the person became an interested stockholder, unless:

•

before the date that such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which makes such person an interested stockholder;

•

upon consummation of the transaction that resulted in such person becoming an interested stockholder, such person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding:

•	shares owned by persons who are directors and also officers of the corporation; and

•

shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time that such person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

Section 203 of the DGCL generally defines a “business combination” to include any of the following:

•	any merger or consolidation involving the corporation and the interested stockholder or with any other entity if such merger or consolidation is caused by the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the corporation’s assets or outstanding stock involving the interested stockholder;

•	in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Section 203 of the DGCL could depress our stock price and the price of our securities and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. American Stock Transfer & Trust Company’s address is 59 Maiden Lane, New York, NY 10038 and its telephone number is (800) 937-5449.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We have filed forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and related warrant certificates applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreements and related warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants.

If warrants for the purchase of common stock or preferred stock are offered, the applicable prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation and terms of the series of preferred stock that can be purchased upon exercise;

•

the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	a discussion of any material or special United States federal income tax considerations applicable to the exercise or ownership of the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

If warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•

the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	a discussion of any material or special United States federal income tax considerations applicable to the exercise or ownership of the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants will be in registered form only.

If the warrants are offered attached to common stock, preferred stock or debt securities, the applicable prospectus supplement will also describe the date on and after which the holder of the warrants can transfer them separately from the related common stock, preferred stock or debt securities.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “—Warrant Adjustments” below. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock or principal amount of debt securities at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the common stock, preferred stock or debt securities that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the applicable prospectus supplement states otherwise, if we, without receiving payment:

•

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock, as applicable;

•

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•

issue common stock, preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants and the holders of preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement, the exercise price and number of securities covered by a common stock warrant or preferred stock warrant and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and holders of preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants then outstanding and the holders of preferred stock warrants then outstanding will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have $120 million in aggregate principal amount of 5.5% convertible senior notes due April 2027 registered and outstanding.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or Trust Indenture Act. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in each applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, preferred stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.

As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer beheld through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived and we have received a request from the depositary.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale of up to an aggregate of 3,000,000 shares of our common stock acquired by the selling stockholders under the terms of that certain Transaction Agreement, dated December 3, 2002, by and among us and Syngenta Participation AG, Syngenta Crop Protection AG and Torrey Mesa Research Institute and that certain Stock Purchase Agreement, dated January 25, 1999, by and between us and Syngenta Crop Protection AG (as successor-in-interest to Novartis Agribusiness Biotechnology Research, Inc.). We are registering these shares of our common stock to permit each of the selling stockholders and their donees, pledgees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares, or interests therein, as well as any stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares, in the manner contemplated under “Plan of Distribution.”

The prospectus supplement for any offering of the common stock by the selling stockholders will include the following information:

•	the names of the selling stockholders;

•	the nature of any position, office or other material relationship which each selling stockholder has had within the last three years with us or any of our affiliates;

•	the number of shares held by each selling stockholder before and after the offering;

•	the percentage of the common stock held by each selling stockholder before and after the offering; and

•	the number of shares of our common stock offered by each selling stockholder.

PLAN OF DISTRIBUTION

We may sell the common stock, preferred stock, warrants or debt securities to or through underwriters, through agents, or directly to one or more purchasers. We will name the underwriter or agent involved in the offer or sale of the securities in the applicable prospectus supplement.

We are also registering the shares of common stock covered by this prospectus for the selling stockholders. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, directly or through one or more underwriters, broker-dealers or agents, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded, in the over-the-counter market, or in private transactions. These dispositions may be at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at prices otherwise negotiated. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale by such persons.

We or the selling stockholders may negotiate and pay underwriters’ or broker-dealers’ commissions, discounts or concessions for their services as applicable. Underwriters or broker-dealers engaged by us or the selling stockholders may allow other underwriters or broker-dealers to participate in resales.

The securities may be sold by us and the common stock may be sold by the selling stockholders in one or more of the following types of transactions:

(a)	A sale to one or more underwriters for resale to the public or to institutional investors in one or more transactions;

(i)	If we enter into a material arrangement with an underwriter or a selling stockholder notifies us of any material arrangement that it has entered into with an underwriter(s), we will execute an underwriting agreement with such underwriter(s) and file a supplemental prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933, which will describe the terms of the offering of the securities, including:

•	the name or names of each such underwriter;

•	the amount and type of securities to be sold;

•	the purchase price of the securities and the proceeds we or the selling stockholders will receive from the sale, if any;

•	any over-allotment options under which such underwriters may purchase additional securities from us or the selling stockholders, if any;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price; and

•	any securities exchange or market on which the securities may be listed.

(ii)	The selling stockholders and any underwriters involved in the sale or resale of the common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If a selling stockholder qualifies as an “underwriter,” it will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

(b)	A block trade in which we or a selling stockholder will engage a broker-dealer as agent, who will then attempt to sell the securities or common stock, as applicable, or position and resell a portion of the block, as principal, in order to facilitate the transaction;

(c)	Derivative transactions with third parties;

(i)	If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholders or borrowed from us, the selling stockholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

(d)	Other hedging transactions, whereby we or a selling stockholder may:

(i)	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the securities pursuant to this prospectus, in which case such broker-dealer of affiliate may use securities received from the us or selling stockholders to close out its short positions;

(ii)	sell securities short itself and redeliver such securities to close out its short positions;

(iii)	enter into option or other types of transactions that require us or the selling stockholder, as applicable, to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer the securities under this prospectus; or

(iv)	loan or pledge the securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus;

or

(e)	Sales to third parties who may deliver the securities upon exchange of exchangeable securities issued by such third parties or their affiliates, which in either case may deliver this prospectus in connection with the sale of those exchangeable securities. Such transactions may be combined with other transactions of the types described above. In particular, such third parties or their affiliates may engage in sales of securities (including short sales) to hedge their position prior to the exchange of their exchangeable securities, may deliver this prospectus in connection with some or all of those sales and may deliver securities covered by this prospectus to close out any short positions created in connection with those sales.

In addition to selling its common stock under this prospectus, a selling stockholder may:

(a)	agree to indemnify any underwriter or broker-dealer against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act;

(b)	transfer its common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

(c)	sell its common stock under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144; or

(d)	sell its common stock by any other legally available means.

For any particular offering pursuant to this shelf registration statement:

(a)	an underwriter may allow, and dealers may reallow, concessions on sales to certain other dealers;

(b)	we and the selling stockholders may agree to indemnify an underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments an underwriter may be required to make in connection with these liabilities; and

(c)	we, our executive officers, our directors and the selling stockholders may agree, subject to certain exceptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for our common stock. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements, securities exercised and/or sold pursuant to 10b5-1 pre-set selling programs that are in place at the time of an offering made pursuant to this prospectus and any prospectus supplement hereto.

In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, short sales, syndicate covering transactions and penalty bids.

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

Short selling involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities sold by an underwriter is not greater than the number of securities that it may purchase in its option to purchase additional securities. In a naked short position, the number of securities involved is greater than the number of securities in its option to purchase additional securities. An underwriter may close out any short position by either exercising its option to purchase additional securities and/or purchasing securities in the open market.

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through its option to purchase additional securities. If an underwriter sells more securities than could be covered by its option to purchase additional securities, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NASDAQ Global Market, if the securities are listed on that exchange, or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the websites maintained by an underwriter, or selling group member, if any, participating in any particular offering and an underwriter participating in any particular offering may distribute prospectuses electronically. Any representatives may agree to allocate a number of securities to an underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by an underwriter and selling group members that will make internet distributions on the same bases as other allocations.

Any selling stockholder who is a “broker-dealer” will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such selling stockholder purchased its shares in the ordinary course of business, and at the time of its purchase of the shares to be resold, did not have any view to or arrangements or understandings, directly or indirectly, with any person to distribute the shares.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Cooley Godward Kronish LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2006, and management’s assessment of the effectiveness of Verenium’s (formerly Diversa) internal control over financial reporting as of December 31, 2006, as set forth in their reports (which contain an explanatory paragraph describing conditions which raise substantial doubt about Verenium’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Celunol Corp. at December 31, 2006 and 2005, and for each of the years in the two-year period ended December 31, 2006, which are incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Grant Thornton LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the SEC’s website at www.sec.gov. Reports, proxy statements and other information concerning us also may be inspected at the offices of the National Association of Securities Dealers, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006. We maintain a website at www.verenium.com. Information contained in or accessible through our website does not constitute part of this prospectus and you should not rely on that information in deciding whether to invest in our securities, unless that information is also in or incorporated by reference in this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into our registration statement on Form S-3 of which this prospectus is a part, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information contained in this prospectus modifies, supersedes and replaces information incorporated by reference into this prospectus that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC and deemed to be incorporated by reference into this prospectus will automatically update and supersede the information contained in this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8–K):

•	our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 16, 2007 and amended on Form 10-K/A filed with the SEC on March 20, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, filed with the SEC on May 10, 2007, August 9, 2007 and November 9, 2007, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 8, 2007, February 12, 2007 (as amended on Form 8-K/A filed with the SEC on March 22, 2007), March 13, 2007, March 20, 2007 (two Current Reports on Form 8-K), March 23, 2007, March 27, 2007, March 28, 2007, March 30, 2007, May 1, 2007, May 11, 2007, June 13, 2007, June 26, 2007, July 25, 2007 (as amended by the two Current Reports on Form 8-K/A filed with the SEC on August 10, 2007) and November 7, 2007; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 26, 2000, including any amendments or reports filed for the purposes of updating this description.

You may obtain a copy of all of the documents that have been incorporated by reference in this prospectus, including exhibits to these documents, without charge by requesting them from us. If you would like to request documents from us, please send a request in writing or by telephone at the following address or telephone number:

Verenium Corporation

55 Cambridge Parkway

Cambridge, MA 02142

Tel: (617) 674-5300

Attn: Investor Relations

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superceded or replaced, will not be deemed, except as so modified, superceded or replaced, to constitute a part of this prospectus.

[            ] Shares of Common Stock

Warrants to Purchase [            ] Shares of Common Stock

PROSPECTUS SUPPLEMENT

LAZARD CAPITAL MARKETS

October     , 2009